UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEFT BEHIND GAMES INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	91-0745418
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

25060 Hancock Avenue

Suite 103 Box 110

Murrieta, California 92562

(951) 894-6597

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

VCORP Services, LLC

1645 Village Center Circle, Suite 170

Las Vegas, NV 89134

Tel.: (845) 435-0077

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Lucosky Brookman LLP

33 Wood Avenue South, 6th Floor

Iselin, NJ 08830

Tel.: (732) 395-4400

Fax: (732) 395-4401

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share		Proposed Maximum Aggregate Offering Price		Amount of Registration fee
Common Stock, $0.001 par value per share, issuable pursuant to the Equity Purchase Agreement	200,000,000	$0.0002	(2)	$40,000	(3)	$4.64

(1)

We are registering 200,000,000 shares of our common stock (the “Put Shares”) that we will put to Southridge Partners II, LP (“Southridge”), pursuant to an equity purchase agreement (the “Equity Purchase Agreement”) by and between the Southridge and Left Behind Games Inc. (the “Company”), effective on October 6, 2011.  In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  In the event that adjustment provisions of the Equity Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the low and high bid price of common stock of the registrant as reported on the OTC Markets OTCQB (the “OTCQB”) on October 6, 2011.

(3)

This amount represents the maximum aggregate value of common stock which may be put to Southridge by the registrant pursuant to the terms and conditions of the Equity Purchase Agreement between Southridge and the registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2011

LEFT BEHIND GAMES INC.

200,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 200,000,000 shares of our common stock, par value $0.001 per share (the “Shares”), by Southridge Partners II, LP (“Southridge”), the selling security holder named in this prospectus (the “Selling Security Holder”), which are Put Shares that we will put to Southridge pursuant to an Equity Purchase Agreement, dated October 6, 2011, between us and Southridge.

The Equity Purchase Agreement provides that Southridge is committed, at our sole option, to purchase up to $10,000,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.

Southridge is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of the Shares under the Equity Purchase Agreement.  No other underwriter or person has been engaged to facilitate the sale of the Shares in this offering.  This offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.  Southridge will pay us 92% of the average of the lowest closing bid price of our common stock reported by Bloomberg, LP in any two trading days, consecutive or inconsecutive, of the five consecutive trading day period commencing the date a put notice is delivered.

We will not receive any proceeds from the sale of the Shares.  However, we will receive proceeds from the sale of our Put Shares under the Equity Purchase Agreement.  The proceeds will be used for working capital or general corporate purposes.  We will bear all costs associated with the registration of the Shares under the Securities Act.

Our common stock is quoted on the OTCQB under the symbol “LFBG.PK.”  The shares of our common stock registered hereunder are being offered for sale by the Selling Security Holder at prices established on the OTCQB during the term of this offering.  On October 6, 2011, the closing bid price of our common stock was $0.0002 per share.  These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page [6].

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. This prospectus contains important information about us that you should read and consider carefully before you decide whether to invest in our common stock. If you have any questions regarding the information in this prospectus, please contact Troy A. Lyndon, our Chief Executive Officer, at Left Behind Games, Inc., 25060 Hancock Avenue, Suite 103 Box 110, Murrieta, California 92562, or by telephone at (480) 948-6581.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus.  This summary does not contain all the information that a person should consider before investing in the Company’s securities.  A potential investor should carefully read the entire Prospectus, including “Risk Factors” and the Consolidated Financial Statements, before making an investment decision.

The Company

Background

Left Behind Games Inc. d/b/a Inspired Media Entertainment (herein referred to as the “Company”, “LFBG”, “we”, “us”, “our” or similar terms), was founded on December 31, 2001 and incorporated in the state of Delaware on August 22, 2002, and reincorporated in the state of Nevada on January 17, 2011.  The Company is the only publicly-traded exclusive publisher of Christian modern media.  It is the world leader in the publication of Christian video games and a Christian social network provider.  Trade names include Inspired Media Entertainment™, LB Games®, Cloud 9 Games® and MyPraize.  The Company and its subsidiaries produce quality interactive experiences including entertainment products that perpetuate positive values and appeal to faith-based and mainstream audiences.

Our common stock is quoted on the OTC Markets OTCQB under the trading symbol “LFBG.”  Left Behind Games Inc. became a public company on February 7, 2006.  On that date, through a reverse merger, we acquired the public entity Bonanza Gold, Inc., a Washington corporation which had been in operation since 1961.  As a result of the share exchange agreement, LFBG shareholders and management controlled the new public company. And as part of the transaction, we changed the name to Left Behind Games, Inc. and are currently doing business under our various trade names.

Our Company became one of the first to develop, publish, and distribute games for the inspirational marketplace when in November of 2006, we released our first product, “LEFT BEHIND: Eternal Forces”, a PC real-time strategy game.  This original release has made LEFT BEHIND the most widely distributed Christian PC game in the history of this new market segment.  For Christmas 2010, we released Left Behind 3: Rise of the Antichrist.

On July 5, 2007, we obtained an exclusive license to sell three (3) PC games featuring Charlie Church Mouse to the Christian Booksellers Association (CBA) market from Lifeline Studios, Inc., the developer and original publisher. On June 30, 2009, we expanded our license agreement for Charlie Church Mouse PC Games to include all distribution channels worldwide.  We expect to release Charlie Church Mouse Online Adventures before Christmas 2011, the world’s first high-quality massive-multiplayer Christian family online game experience.

On May 20, 2008, we acquired the publishing and distribution rights to the PC game, “Keys of the Kingdom.”  This new game features brain-teasing dynamics and inspirational scriptures.  We agreed to pay the author a royalty of fifteen percent (15%) of gross profits.

On June 24, 2009, we announced that Wal-Mart approved a test market for our games. Based upon a successful test, Walmart expanded distribution of our Left Behind 3: Rise of the Antichrist and Charlie Church Mouse SuperPak into up to 3,000 stores throughout the United States. However, sales results were less than expected as the majority of PC game sales for the industry now occur through online sales efforts.

On July 7, 2009, we signed a distribution agreement with Jack of All Games, now a division of Synnex Corporation (NYSE: SNX) to distribute our games, which remains our distributor to this day and is one of the largest retail distributors of video games in North America.

On April 21, 2010, we announced strategic relationship agreements with Lifeline Studios and Cloud9Games to develop three new games for release in-time for Christmas 2010. Such titles included Charlie Church Mouse 3D Bible Adventures, Praise Champion and King Solomon’s Trivia Challenge.

On October 25, 2010, we acquired the assets of Cloud 9 Games, including the Heavenly Harmony and Solomon Says Trivia games. In November 2010, we released sequels to these two games titled Praise Champion and King Solomon’s Trivia Challenge with new releases anticipated for Christmas 2011.

On January 21, 2011, we acquired the assets of MyPraize, a Christian social network which began in 2005.

Recent Developments

On September 23, 2011, the principal stockholders of the Company’s common stock and Series C Preferred Stock, having the voting rights equivalency of 10,122,333,092 shares of common stock (representing approximately 55.04% of the Company’s issued and outstanding voting capital stock on September 23, 2011) voted, by written consent in lieu of a stockholders’ meeting to effect a one (1) for five hundred (500) reverse stock split (1:500) of the Company’s common stock, whereby, on October 24, 2011 (subject to FINRA review of the reverse split and its notification date to the markets), for every five hundred shares of common stock then owned, each stockholder shall receive one share of common stock, with fractional shares being rounded up the nearest whole number.

On October 6, 2011, we entered into an Equity Purchase Agreement with Southridge, pursuant to which we may, from time to time, issue and sell to Southridge up to ten million dollars ($10,000,000) of our common stock.  As a condition for the execution of the Equity Purchase Agreement, the Company issued to Southridge shares of a new series of non-voting preferred stock with a stated value equal to $25,000, that are convertible into shares of the Company’s common stock at any time at Southridge’s option, at a conversion price equal to $0.0003 per share.

The Offering (1)

Common stock offered by Selling Security Holder	200,000,000 shares of common stock.

Common stock outstanding before the Offering	9,779,729,778 shares of common stock as of October 6, 2011.

Common stock outstanding after the Offering	9,979,729,788 shares of common stock.

Terms of the Offering	The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

This offering will terminate at the earlier of (i) the date all of the shares of common stock are sold by the seling security holder or (ii) twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holder.  However, we will receive proceeds from sale of our common stock to the Selling Security Holder under the Equity Purchase Agreement. We intend to use net proceeds from our sale of common stock to the Selling Security Holder for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page [6].

OTCQB Symbol	LFBG

(1)

Share reflected in the table and throughout this prospectus are pre-reverse split (one-for-five hundred) scheduled to be effected on October 24, 2011 2011 (subject to FINRA review and its notification date to the markets).

This offering relates to the resale of up to 200,000,000 shares of our common stock, par value $0.001 per share, by the Selling Security Holder, which are the Put Shares that we will put to Southridge pursuant to the Equity Purchase Agreement.  Assuming the resale of all of the shares being offered in this prospectus, such shares would constitute approximately 2% of the Company’s outstanding common stock.

On October 6, 2011, the Company and Southridge entered into the Equity Credit Agreement pursuant to which, we have the opportunity, for a two-year period, commencing on the date on which the SEC first declares effective this registration statement (the “Commitment Period”), of which this prospectus forms a part, registering the resale of our common shares by Southridge, to resell shares of our common stock purchased by Southridge under the Equity Credit Agreement.

In order to sell shares to Southridge under the Equity Credit Agreement, during the Commitment Period, the Company must deliver to Southridge a written put notice on any trading day (the “Put Date”), setting forth the dollar amount to be invested by Southridge (the “Put Notice”).  For each share of our common stock purchased under the Equity Credit Agreement, Southridge will pay ninety-two percent (92%) of the average of the lowest two closing bid prices on any two applicable trading days, consecutive or inconsecutive, during the five trading days immediately following the date on which the Company has deposited an estimated amount of put shares to Southridge’s brokerage account in the manner provided by the Equity Credit Agreement (the “Valuation Period”).  The Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.

If, during any Valuation Period, the Company (i) subdivides or combines the common stock; (ii) pays a dividend in shares of common stock or makes any other distribution of shares of common stock; (iii) issues any options or other rights to subscribe for or purchase shares of common stock and the price per share is less than closing price in effect immediately prior to such issuance; (iv) issues any securities convertible into shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less that the closing price in effect immediately prior to such issuance; (v) issue shares of common stock otherwise than as provided in the foregoing subsections (i) through (iv) at a price per share less than the closing price in effect immediately prior to such issuance, or without consideration; or (vi) makes a distribution of its assets or evidences of its indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law (collectively, a “Valuation Event”), then a new Valuation Period shall begin on the trading day immediately after the occurrence of such Valuation Event and end on the fifth trading day thereafter.

In connection with the Equity Purchase Agreement, the Company issued to Southridge shares of a new series of non-voting preferred stock with a stated value equal to $25,000, that are convertible into shares of the Company’s common stock at a conversion price equal to $0.0003 per share.

We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

At the assumed offering price of $0.0002 per share, we will be able to receive up to $36,800 in gross proceeds, assuming the sale of the entire 200,000,000 shares being registered hereunder pursuant to the Equity Purchase Agreement.  We would be required to register 49,816,000,000 additional shares to obtain the balance of $10,000,000 under the Equity Purchase Agreement at the assumed offering price of $0.0002.  Neither the Equity Purchase Agreement nor any rights or obligations of the parties under the Equity Purchase Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement.  These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

SUMMARY FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Operations

For the Years Ended March 31,

	2011	2010
Total Revenue	$1,600,407	$115,363
Loss from operations	$(5,305,018)	$(15,947,195)
Net loss	$(5,487,843)	$(21,327,855)
Net loss per common share (basic and diluted)	$(0.00)	$(0.02)
Weighted average common shares outstanding	$3,749,866,975	$1,173,356,216

For the Three Months Ended June 30,

	2011	2010
Total Revenue	$24,637	$39,894
Loss from operations	$(1,144,956)	$(2,898,355)
Net loss	$(1,150,025)	$(2,912,802)
Net loss per common share (basic and diluted)	$(0.00)	$(0.00)
Weighted average common shares outstanding	$6,528,713,268	$2,567,152,201

Statement of Financial Position

For the Years Ended March 31,

	2011	2010
Cash and cash equivalents	$21,180	$48,013
Total assets	$544,002	$382,603
Working Capital	$(1,633,122)	$(2,180,825)
Long term debt	$--	$—
Stockholders’ equity ( deficit )	$(1,534,868)	$(2,154,740)

For the Three Months Ended June 30,

	2011	2010
Cash and cash equivalents	$24,616	$21,180
Total assets	$506,226	$544,002
Working Capital	$(1,854,791)	$(1,633,122)
Long term debt	$--	$--
Stockholders’ equity ( deficit )	$(1,767,304)	$(1,534,868)

RISK FACTORS

The shares of our common stock being offered for resale by the selling holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested therein.  Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects.  If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected.  In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

NEED FOR SUBSTANTIAL ADDITIONAL FUNDS.

At June 30, 2011, we only had $24,616 cash on hand and there is substantial doubt as to the ability of our Company to continue as a going concern.  At June 30, 2011, we had no accounts receivable and we had $1,667,253 in accounts payable and accrued expenses. We currently need additional funds to finance our operations and the development of our product line within the next twelve months. Our cash requirements may vary or increase materially from those now planned because of unexpected costs or delays in connection with creation of video games, changes in the direction of our business strategy, competition, and other factors. Adequate funds for these purposes may not be available when needed or on acceptable terms.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS ISSUED A “GOING CONCERN” OPINION.

At June 30, 2011, we had $24,616 cash on hand and our accumulated deficit was $72,020,194.  Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We plan to continue to provide for our capital requirements by issuing additional equity or debt securities. No assurance can be given that additional capital will be available when required or on terms acceptable to us. It is likely that raising additional funds will continue to dilute our investors’ interests in the Company. We also cannot give assurance that we will achieve sufficient revenues in the future to achieve profitability and cash flow positive operations. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, we will have sufficient funds to execute our business plan or to generate positive operating results. Our independent registered public accounting firm as well as our predecessor independent registered public accounting firm indicated that these matters, among others, raise substantial doubt about our ability to continue as a going concern.

THE CURRENT ECONOMIC CONDITIONS COULD MATERIALLY ADVERSELY AFFECT OUR OPERATIONS.

The United States is currently coming out of the worst world recession since the Great Depression and the United States’ unemployment rate is not decreasing.  Our net revenues decreased from $39,894 for the three months ended June 30, 2010 to $24,637 for the three months ended June 30, 2011.  Sales of video games, such as ours, are considered to be “discretionary” items and in periods of economic slowdown and increased unemployment traditionally slow down. Period economic slowdown or recession in the United States and in other countries, rising interest rates or declining demand for video games, or the public perception that any of these events may occur, could result in a general decline economic activities, which would adversely affect our financial position, results of operations, and cash flow.

WE HAVE A LIMITED OPERATING HISTORY.

We have a limited operating history.  Prospective investors should be aware of the difficulties encountered by such new enterprises, as we face all of the risks inherent in any business with a short operating history.  These risks include, but are not limited to, competition, the absence of an operating history, the need for additional working capital, and the possible inability to adapt to various economic changes inherent in a market economy.  The likelihood of success of the Company must be considered in light of these problems, expenses that are frequently incurred in the operation of a new business and the competitive environment in which we will be operating.

OUR BUSINESS IS HIGHLY DEPENDENT ON TROY A. LYNDON

Our Company and its operations is highly dependent on Troy A. Lyndon, our Chief Executive Officer and Chairman.  The loss of Mr. Lyndon would have a material adverse effect on our business and operations.  We do not currently carry key-man life insurance on any of our officers or directors.

THERE IS NO ASSURANCE THAT WE WILL ENJOY SUCCESSFUL BUSINESS DEVELOPMENT.

There can be no assurance that our business strategies will lead to any profits.  We face risks and uncertainties relating to our ability to successfully implement our strategies of creating and marketing video and PC games, and selling the games at a profit.  Despite the popularity of Left Behind books and other media materials, we do not know whether we can produce video and PC games for which there will be a demand, or whether Left Behind ‘s brand success will cross over to video games.  You must consider the risks, expenses and uncertainties of a company like this, with an unproven business model, and a competitive and somewhat evolving market.  In particular, you must consider that our business model is based on an expectation that we will be able to create games and that demand for video games will sustain itself or increase.

WE EXPECT THE AVERAGE PRICE OF CURRENT GENERATION SOFTWARE TITLES TO CONTINUE TO DECLINE.

Consumer demand for software for current generation platforms has declined as newer and more advanced hardware platforms achieve market acceptance. As the gaming software industry transitions to next-generation platforms, we expect few, if any, current generation titles will be able to command premium price points and we expect that these titles will be subject to price reductions earlier in their product life cycles than we have seen in prior years. As a result, we have reduced prices for our current generation software titles and we expect to continue to reduce prices for our current generation software titles which will have a negative impact on our operating results.

OUR REVENUES WILL BE PARTIALLY DEPENDENT ON THE POPULARITY OF THE LEFT BEHIND SERIES OF NOVELS, THE CHARLIE CHURCH MOUSE TELEVISION SERIES AND PUBLIC PERCEPTION OF OUR BRANDS. IF POPULARITY DECLINES, IT MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUES AND OPERATING RESULTS.

There can be no assurance that the Left Behind Games series or our other brands will sustain its popularity and continue to grow. With regard to the Left Behind brand, according to the publisher, the final book in the series was released in April 2007 and, as a result, it is likely that the popularity of the series is past its peak. A decline in the popularity of the Left Behind Games series will likely affect the popularity of any product based upon the series, including the products that we intend to develop and distribute, and that, in turn, would have a material adverse effect on our revenues and operating results. Despite the popularity of the Left Behind Games series, there can be no guarantee that any video game product based upon the series will enjoy the same popularity or achieve commercial success.

WE IDENTIFIED A MATERIAL WEAKNESS IN INTERNAL CONTROL OVER FINANCIAL REPORTING FOR THE FISCAL YEAR ENDED MARCH 31, 2011.  OUR FAILURE TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS MAY CAUSE INVESTORS TO LOSE CONFIDENCE IN OUR REPORTED FINANCIAL INFORMATION AND HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR COMMON STOCK.

Management identified a material weakness in our internal controls over financial reporting regarding revenue recognition accounting during our fiscal years ended March 31, 2011.  We performed an evaluation of internal controls over financial reporting and concluded that we have material weaknesses in existing Segregation of Duties issues and Limited Resources issues and lack of a standing Audit Committee consisting of independent directors, which are only partially mitigated by the controls currently in place. There can be no assurance that we will be able rectify these material weaknesses.

GOVERNMENTAL REGULATIONS COULD ADVERSELY AFFECT THE VIDEO GAME INDUSTRY, INCLUDING THE DISTRIBUTION OF INTERACTIVE PRODUCTS OVER THE INTERNET.

Changes in domestic and foreign laws could affect our business and the development of our planned video game products, and, more specifically, could materially adversely affect the marketing, acceptance and profitability of our products.  There can be no assurance that current laws and regulations (or the interpretation of existing regulations) will not become more stringent in the future, or that we will not incur substantial costs in the future to comply with such requirements, or that we will not be subjected to previously unknown laws and regulations that may adversely impact the development and distribution of our intended products or the operation of our business in general.  As Internet commerce continues to evolve, we expect that federal, state and foreign governments will adopt laws and regulations covering issues such as user privacy, taxation of goods and services provided over the Internet, pricing, content and quality of products and services.  It is possible that legislation could expose companies involved in electronic commerce to liability, taxation or other increased costs, any of which could limit the growth of electronic commerce generally.  Legislation could dampen the growth in Internet usage and decrease its acceptance as a communications and commercial medium.  If enacted, these laws and regulations could limit the market for our products to the extent we sell them over the Internet, and have a material adverse effect on our revenues and operating results.

IF WE DO NOT RESPOND TO RAPID TECHNOLOGICAL CHANGE, OUR PRODUCTS MAY BECOME OBSOLETE.

The market for video game products and services is characterized by rapid technological change and evolving industry standards.  We cannot assure you that we will be successful in responding rapidly or in a cost effective manner to such developments.

WE MAY NOT BE ABLE TO ACHIEVE OUR DISTRIBUTION PLANS.

Although we believe that our plans for marketing and distributing our products are achievable, there can be no assurance that we will be successful in our efforts to secure distribution agreements with national or regional wholesale or retail outlets, or to negotiate international distribution or sublicensing agreements regarding the distribution of Left Behind series video games in countries and territories outside of the United States, or that we will be able to gain access to CBA wholesale or retail channels of distribution. Even if we achieve our desired level of distribution, there can be no assurance that our games will sell sufficient quantities to generate profitable operations.

OUR PRODUCTS MAY HAVE SHORT LIFE CYCLES AND MAY BECOME QUICKLY OBSOLETE.

Consumer preferences in the video game industry are continuously changing and are difficult to predict.  Few products achieve market acceptance, and even when they do achieve commercial success, products typically have short life cycles.  We cannot be certain that the products we introduce will achieve any significant degree of market acceptance, or that if our products are accepted, the acceptance will be sustained for any significant amount of time, or that the life cycles of any of our products will be sufficient to permit us to recover development, manufacturing, marketing and other costs associated with them.  In addition, sales of our games are expected to decline over time unless they are enhanced or new products are introduced. If the products we create fail to achieve or sustain market acceptance, it could result in excess inventory, require reductions in the average selling prices of the affected products, or require us to provide retailers with financial incentives, any one or all of which would have a material adverse effect on our operating results and financial condition.

IF WE ARE UNABLE TO MAINTAIN OUR LICENSE TO LEFT BEHIND GAMES OR OTHER INTELLECTUAL PROPERTY, OUR OPERATING RESULTS WILL BE ADVERSELY IMPACTED.

All of our planned products are based on or incorporate intellectual property owned by others.  Two of our current video game products are based on Left Behind names and themes.  We expect that some of the products we publish in the future may also be based on intellectual property owned by others.  The rights we enjoy to licensed intellectual property may vary based on the agreement we have with the licensor.  Competition for these licenses is intense and many of our competitors have greater resources to take advantage of opportunities for such licenses.  If we are unable to maintain our current licenses and obtain additional licenses with significant commercial value, we believe our sales will decline. In addition, obtaining licenses for popular franchises owned by others could require us to expend significant resources and the licenses may require us to pay relatively high royalty rates. If these titles are ultimately unpopular, we may not recoup our investment made to obtain such licenses.  Furthermore, in many instances we do not have exclusive licenses for intellectual property owned by others.  In these cases, we may face direct competition from other publishers holding a similar license.

THE VIDEO GAME INDUSTRY IS VERY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH LARGER, MORE ESTABLISHED VIDEO GAME PUBLISHERS.

The interactive entertainment software industry is intensely competitive and new interactive entertainment software products and platforms are regularly introduced.  We will compete primarily with other publishers of interactive entertainment software for personal computers and video game consoles.  We will also compete with other forms of entertainment and leisure activities.

OUR ABILITY TO DEVELOP AND MARKET OUR LEFT BEHIND BRANDED VIDEO GAME PRODUCTS DEPENDS ENTIRELY UPON OUR LICENSE FROM THE PUBLISHER OF THE LEFT BEHIND GAMES SERIES.

On October 11, 2002, we secured the license from the publisher of the Left Behind Games series to use the copyrights and trademarks relating to the Left Behind Games series to develop video game products.  The license requires us to pay royalties and other fees on an ongoing basis to the publisher of the Left Behind Games series and to meet certain product development, manufacturing and distribution milestones.  To date, we are in arrears on these license payments but the publisher of the Left Behind series has allowed us to continue with the licensing arrangement although there can be no assurance they will continue to do so.

The license also grants the publisher of the Left Behind Games series significant control over the development of products under the license. In the event we are unable to perform all of the obligations to the publisher of the Left Behind Games series under the license, the publisher of the Left Behind Games series may terminate the license leaving us without the ability to develop, manufacture and distribute our video game products.  The publisher of the Left Behind Games series rights to review and approve our products may cause delays in shipping those products. Our success and our business plan is heavily dependent upon our ability to comply with the terms and conditions of the license and yet there can be no assurance that we will be able to comply with all terms and conditions of the license from the publisher of the Left Behind Games series. In the event the license is terminated for any reason, we would likely be unable to continue to develop, sell or otherwise distribute video games based on the Left Behind Games series.

PLATFORM MANUFACTURERS ARE PRIMARY COMPETITORS AND HAVE APPROVAL RIGHTS AND ARE EXPECTED TO CONTROL THE MANUFACTURING OF OUR VIDEO GAME PRODUCTS.

The vast majority of commercial video game products are designed to play on a specific platform. The platform is the system that runs the game.  Within the video game industry, there are currently many platforms, including Microsoft Xbox 360, Sony Playstation 2, Sony PSP, Sony Playstation 3, Nintendo DS, Nintendo GameCube and Gameboy Advance, Microsoft Windows, and Mac OS.  The majority of PC games are designed to play on computers running the Microsoft Windows or the MAC OS platform.  In order to develop a game that will run on a particular console platform, it is necessary to enter into a platform licensing agreement with a console or portable platform manufacturer.  The platform manufacturers, Sony, Nintendo, and Microsoft, also publish their own video game products and are therefore competitors of ours.  If we are successful in securing a platform licensing arrangement with one or more of these companies, we will most likely be required to give them significant control over the approval and manufacturing of our products.  This could leave us unable to get our products approved, manufactured and shipped to customers.  Control of the approval and manufacturing process by the platform licensors could also increase both our manufacturing and shipping lead times and related costs. Such delays could harm our business and adversely affect our financial performance.  Additionally, while we are not aware of any reason that would prevent us from obtaining any desired development and/or publishing agreements with any of the hardware platform licensors, we have not yet signed any such agreement with any platform manufacturer, and we cannot guarantee that we will be able to conclude agreements with these third parties, or that if we do, the provisions of the agreements will be favorable or even as good as the comparable agreements executed by any of our competitors. If we are unable to secure development and/or publishing agreements with the major platform manufacturers, we would not be able to bring our products to market on any such affected platform.

THE SUCCESS OF OUR COMPANY DEPENDS ON THE CONTINUING CONTRIBUTIONS OF OUR KEY PERSONNEL.

Members of our management team are required to devote only as much time to our operations as they, in their sole discretion, deem necessary in carrying out our operations effectively.  Any or all of the members of our management team, including Troy A. Lyndon, may fail to divide their time efficiency in operating our business given their outside obligations.  In addition, we do not have agreements with any of our management team that hinder their ability to work elsewhere or to resign at will and, thus, any executive officer or key employee may terminate his or her relationship with us at any time without advanced notice.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.  We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We estimate our legal and financial compliance costs to be about $10,000 to $25,000 per month.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR CERTIFICATE OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and shareholders.  Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Risks Relating to an Investment in Our Securities

HOLDERS OF SHARES OF OUR COMMON STOCK HAVE A GREATER RISK THAN HOLDERS OF OUR PREFERRED STOCK BECAUSE SHARES OF PREFERRED STOCK HAVE LIQUIDATION PREFERENCES OVER SHARES OF OUR COMMON STOCK.

Holders of our preferred stock have liquidation preferences over our shares of common stock.  The result is that in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of record of our preferred stock will be entitled to recover their investment prior and in preference to any distribution of any of our remaining assets or surplus funds, if any remain, to the holders of our shares of common stock.

MR. LYNDON HAS VOTING CONTROL OF THE COMPANY.

According to our Articles of Incorporation, our authorized capital includes 10,000 shares of Series C Preferred Stock, all of which are currently owned by our Chief Executive Officer and Chairman, Troy Lyndon.  According the Certificate of Designations for the Series C Preferred Stock, the holders of the Series C Preferred Stock are entitled to vote on all matters to be voted upon by the holders of the Company’s common stock and each share shall have the voting equivalent of one million (1,000,000) shares of common stock.  Mr. Lyndon’s ownership of the Series C Preferred Stock gives him the voting equivalency of 10 billion shares plus his other voting securities that he might own from time to time.  Although Mr. Lyndon, as an officer and director of the Company, has a legal and personally accountable fiduciary obligation to act in the best interest of the Company and its stockholders, Mr. Lyndon’s voting control of the Company may make the Company less attractive to investors and/or joint venture partners.

THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules.  The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

AS AN ISSUER OF “PENNY STOCK,” THE PROTECTION PROVIDED BY THE FEDERAL SECURITIES LAWS RELATING TO FORWARD LOOKING STATEMENTS DOES NOT APPLY TO US.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks.  As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading.  Such an action could hurt our financial condition.

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY-TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF REVENUE WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In fact, during the 52-week period ended March 31, 2011, the high and low closing sale prices of a share of our common stock were $0.129 and $0.0008, respectively.  The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.  Secondly, we are a speculative or “risky” investment due to our limited operating history, our low level of revenue and or lack of profitability to date.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.  The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock.  There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are then quoted on the OTCQB or other quotation system.

WE ARE REGISTERING AN AGGREGATE OF 200,000,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY PURCHASE AGREEMENT. THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 200,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Purchase Agreement.  The 200,000,000 shares of our common stock will represent approximately 2% of our shares outstanding immediately after our exercise of the put right.  The sale of these shares into the public market by Southridge could depress the market price of our common stock.

SOUTHRIDGE WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Southridge pursuant to the Equity Purchase Agreement will be purchased at an 8% discount to the average of the lowest closing price of the common stock of any two trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Purchase Agreement.  Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Southridge sells the shares, the price of our common stock could decrease. If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR EQUITY PURCHASE AGREEMENT.

Effective October 6, 2011, we entered into a $10,000,000 Equity Purchase Agreement with Southridge.  Pursuant to the Equity Purchase Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Southridge at a price equal to 92% of the average of the lowest closing bid price of our common stock of any two trading days, consecutive or inconsecutive, during the five (5) trading day period immediately following the date our put notice is delivered and estimated put shares have been delivered and cleared through Southridge’s brokerage account.  Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

OUR DOMICILE IN NEVADA MAY PROVIDE CERTAIN ANTI-TAKEOVER EFFECTS

The SEC's Release No. 34-15230 requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. Certain provisions of Nevada 's corporation law may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs:

Limitation of Director Liability. The NRS limits the liability of our directors and officers to us or our stockholders to the fullest extent permitted by Nevada law. Specifically, our directors and officers will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director or officer, except for liability: (a) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) under Section 78.300 of the Nevada Revised Statutes, which relates to unlawful payments of dividends.

Indemnification Arrangements . Our Nevada Bylaws provide that its directors and officers be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Nevada Revised Statutes. We expect to enter into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Nevada Revised Statutes, similar to the indemnification agreements currently entered into with our officers and directors providing rights to indemnification and expense advancement to the fullest extent permitted under Washington law.

Removal of Directors and Filling of Vacancies . The increase in the number of votes required to remove a director from the board of directors and giving remaining directors the sole right to fill a vacancy on the board of directors may make it more difficult for, or prevent or deter a third party from acquiring control of the Company or changing our board of directors and management, as well as, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

While it is possible that the management could use these provisions to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the stockholders, we did not intend to construct or enable any anti-takeover defense or mechanism on its behalf. The Company has no intent or plan to employ these provisions as anti-takeover devices and it does not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR SOME TIME, WHICH COULD RESULT IN NO RETURN ON YOUR INVESTMENT.

We have never declared or paid cash dividends on our common stock.  We currently intend to retain our earnings, if any, to provide funds for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future.  Any payment of future dividends will be at the discretion of the Company’s board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors of our operations.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulations to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

USE OF PROCEEDS

The Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for its own account.  Accordingly, we will not receive any proceeds from the resale of the common stock.  However, we will receive proceeds from any sale of the common stock under the Equity Purchase Agreement to Southridge.  We intend to use the net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our common stock is currently quoted on the OTCQB under the symbol “LFBG.”  The proposed offering price of the Put Shares is $0.0002, which is the closing bid price of our common stock on October 6, 2011, as reported by the OTBQB.  The Selling Security Holder may sell shares in any manner at the current market price.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock.  We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future.  The declaration of dividends will be at the discretion of the board of directors and will depend upon the Company’s earnings, financial position, general economic conditions and other pertinent factors.

MARKET INFORMATION FOR OUR COMMON STOCK

Market Information

Until early March 2011, our common stock was quoted on the OTC Bulletin Board under the symbol “LFBG.” Since March 7, 2011, our common stock has been quoted for trading on the OTCQB under the symbol “LFBG.”  The following table shows the high ask and low bid prices for the common stock for each quarter during the recent fiscal years ended March 31.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High Bid	Low Bid
Year Ended March 31, 2012
Three Months Ended September 30, 2011	$0.0014	$0.0001
Three Months Ended June 30, 2011	$0.0013	$0.0003

Year Ended March 31, 2011
Three Months Ended June 30, 2010	$0.0089	$0.0024
Three Months Ended September 30, 2010	$0.003	$0.0008
Three Months Ended December 31, 2010	$0.0129	$0.0012
Three Months Ended March 31, 2011	$0.0047	$0.0009

Year Ended March 31, 2010
Three Months Ended June 30, 2009	$0.093	$0.002
Three Months Ended September 30, 2009	$0.047	$0.015
Three Months Ended December 31, 2009	$0.067	$0.01
Three Months Ended March 31, 2010	$0.015	$0.003

Holders

As of October 6, 2011, the Company had approximately 3,500 stockholders of record.  This figure does not include those shareholders whose certificates are held in the name of brokers-dealers, “street name” or other nominees.

Dividends

We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate that we will pay cash dividends or make distributions in the foreseeable future. We currently intend to retain any future earnings to finance our operations.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

 AND RESULTS OF OPERATION

This document contains statements that are considered forward-looking statements. Forward-looking statements give our current expectations, plans, objectives, assumptions or forecasts of future events. All statements other than statements of current or historical fact contained in this annual report, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward -looking statements by terminology such as “anticipate,” “estimate,” “plans,” “potential,” “projects,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” and similar expressions. These statements are based on our current plans and are subject to risks and uncertainties, and as such our actual future activities and results of operations may be materially different from those set forth in the forward looking statements. Any or all of the forward-looking statements in this quarterly report may turn out to be inaccurate and as such, you should not place undue reliance on these forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions due to a number of factors, including:

•

continued development of our technology;

•

consumer acceptance of our current and future products;

•

dependence on key personnel;

•

competitive factors;

•

the operation of our business; and

•

general economic conditions.

These forward-looking statements speak only as of the date on which they are made, and except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this quarterly report.

PLAN OF OPERATION

Left Behind Games Inc. d/b/a Inspired Media Entertainment (herein referred to as the “Company,” “LFBG,” “we,” “us,” “our” or similar terms), was founded on December 31, 2001 and incorporated in the state of Delaware on August 22, 2002 and reincorporated in the state of Nevada on January 17, 2011. The Company is the only publicly-traded exclusive publisher of Christian modern media. It is the world leader in the publication of Christian video games and a Christian social network provider. Trade names include Inspired Media Entertainment ™, LB Games®, Cloud 9 Games® and MyPraize®. The Company and its subsidiaries produce quality interactive experiences including entertainment products that perpetuate positive values and appeal to faith-based and mainstream audiences.

We are an early stage company which is one of the first companies to develop, publish, and distribute products into the multi-billion dollar video game and inspirational markets. Our goal is to become a leading publisher in the new market of inspirational games.

Our products include games based upon the popular Left Behind series of novels, the Charlie Church Mouse television programs and others. We have the exclusive world-wide rights to the Left Behind book series and brand, for the purpose of making any form of electronic games, which includes video games. Left Behind novels and products are based upon fictional storylines focused on events at the end of the world, including the ultimate battles of good against evil, which are very action oriented and supremely suitable for an engaging series of electronic games. According to the book publisher, Tyndale House Publishers, Left Behind’s series of books has sold more than sixty three (63) million copies. According to a Barna Research study, Left Behind has also become a recognized brand name by more than one-third (1/3) of Americans. Our management believes that Left Behind products have experienced financial success, including the novels, children’s books, graphic novels (comic books), movies, and music. Our interest in the Left Behind brand is limited to our license to make video games. We have no interest in, nor do we profit from any other Left Behind branded products.

To date, we have financed our operations primarily through the sale of shares of our common stock. During the three months ended June 30, 2011, we raised net proceeds of $201,812 from the sale of 541,814,805 shares of our common stock. We continue to generate operating losses.

RESULTS OF OPERATIONS

Assets

At June 30, 2011, our total assets were $506,226, compared to $544,002 at March 31, 2011.  This $37,776 decrease was primarily due to a decrease in restricted cash from $30,000 at March 31, 2011 to $100 at June 30, 2011, which was the result of a drawdown on that restricted cash to pay salaries to a game developer in the June 2011 period, and a $10,767 reduction in our net fixed assets due to depreciation of our fixed assets during that period.

Liabilities

At June 30, 2011, our total liabilities were $2,273,530, compared to $2,078,870 at March 31, 2011.  This $194,660 increase was primarily due to a $102,214 increase in notes payable used to finance our operations and a $69,903 increase in accounts payable.

Three Months Ended June 30, 2011 and 2010

Revenues

We recorded net revenues of $24,637 for the three months ended June 30, 2011 compared to $39,894 for the three months ended June 30, 2010. This represented a decrease in our revenues of $15,257, or 38%. During the three month period ended June 30, 2011, approximately 41% of our sales arose from cash receipts from a new customer which focuses on distribution to non-profit organizations.  The remainder of our revenue came from our master distributor, from cash receipts from the Christian bookstore or church markets or from on-line sales.

For the three months ended June 30, 2010, approximately $14,000, or 35% of our revenue, related to a television broadcast agreement of Charlie Church Mouse shows.  Our primary distributor accounted for 27% of our revenues.

Cost of Sales - Product Costs

We recorded cost of sales - product costs of $5,412 for the three months ended June 30, 2011 compared to $13,241 in the three months ended June 30, 2010. This represented a decrease in our cost of sales – product costs of $7,829, or 59%. The decrease in cost of sales – product costs was due to the decrease in revenues noted above. Cost of sales - product costs consists of product costs and inventory-related operational expenses.

Cost of Sales – Intellectual Property Licenses

We recorded cost of sales – intellectual property licenses of $92 for the three months ended June 30, 2011 compared to $1,393 in the three months ended June 30, 2010. The decrease in cost of sales – intellectual property licenses was due to the decrease in revenues noted above coupled with our acquisition of the Charlie Church Mouse brand, which obviates our need to pay royalties for sales of games with that brand name.

General and Administrative Expenses

General and administrative expenses were $111,371 for the three months ended June 30, 2011, compared to $1,181,337 for the three months ended June 30, 2010, a decrease of $1,069,966. The decrease was primarily due to the reduction of certain stock-based compensation arrangements.

Consulting

Consulting expense to consultants was $451,284 for the three months ended June 30, 2011 compared to $1,218,552 for the three months ended June 30, 2010, a decrease of $767,268. The decrease was the result of a $795,801 decrease in largely stock-based payments to marketing consultants, which was partially offset by increases in other professional fees.

Wages and Salaries

We had wages and salaries expense to employees and directors of $437,863 for the three months ended June 30, 2011 as compared to $307,832 for the three months ended June 30, 2010.  The $130,031 increase is due to an $111,614 increase in wages due to headcount increases and a $21,744 increase in stock-based compensation to employees.

Product Development Expenses

Product development expenses were $163,571 for the three months ended June 30, 2011, compared to $215,894 for the three months ended June 30, 2010, a decrease of $52,323.  The decrease was primarily due to a reduction in new game development expenses.

Interest Expense

We recorded interest expense of $5,069 for the three months ended June 30, 2011, compared to 14,447 in the three months ended June 30, 2010, a decrease of $9,378.  Interest expense in the June 2011 period consists of the contractual coupons on our notes payable and $264 in amortization of debt discount on our two year convertible note.

Net Loss

As a result of the above factors, we reported a net loss of $1,150,025 for the three months ended June 30, 2011, compared to a net loss of $2,956,932 for the three months ended June 30, 2010. In addition, our accumulated deficit at June 30, 2011 totaled $72,020,194.

Fiscal Years Ended March 31, 2011 and March 31, 2010

Net Revenues

We recorded net revenues of $1,600,407 for the fiscal year ended March 31, 2011 compared to $115,363 in the fiscal year ended March 31, 2010, an increase of $1,485,044. The revenue level increased primarily due to sales of $1,427,091 in the year ended March 31, 2011 without comparable sales in the prior fiscal year, primarily because such sales were to a new customer which focuses on distribution to non-profit organizations.  Approximately 88% of our revenues in the fiscal year ended March 31, 2011 arose from cash receipts from this new distributor. The remainder of our revenue came from cash receipts from our master distributor to the mainstream retail channel and from cash receipts from the Christian bookstore or church market or from on-line sales.

Approximately 15% of our revenues in the fiscal year ended March 31, 2010 arose from sales through our master distributor to the mainstream retail channel.  The remainder of our revenue came from cash receipts from the Christian bookstore or church market or from on-line sales.

The revenues from our master distributor in the fiscal year ended March 31, 2011 were reduced by a number of deductions under our distribution agreement totaling $232,067, as follows:

Samples	$2,499
Cost of presenting at vendor show	1,308
Retail program deductions	581
Defective allowance	97,201
Cost of games returned to distributor	130,478
Total Deductions	$232,067

The revenues from our distributor were reduced by a number of deductions under our distribution agreement totaling $47,592, as follows:

Manufacturing costs paid by our distributor	$32,332
Cost of presenting at vendor show	1,500
Retail program deductions	11,684
Cost of games returned to distributor	2,076
Total Deductions	$47,592

Cost of Sales - Product Costs

We recorded cost of sales - product costs of $696,428 for the fiscal year ended March 31, 2011 compared to $58,382 in the fiscal year ended March 31, 2010, an increase of $638,046. Cost of sales - product costs consists of product costs and inventory-related operational expenses. Cost of sales - product costs increased because of the higher level of net revenues noted above.

Cost of Sales - Intellectual Property Licenses

We recorded cost of sales - intellectual property licenses of $73,538 for the fiscal year ended March 31, 2011 compared to $19,057 for the fiscal year ended March 31, 2010, an increase of $54,481. The increase in cost of sales intellectual property licenses was due to the revenue increase noted above.  Cost of sales - intellectual property licenses consists of certain royalty expenses, amortization of prepaid royalty costs and amortization of certain intangible assets. In the fiscal years ended March 31, 2011, and 2010, all of the cost of sales – intellectual property licenses related to royalties for the Left Behind, Keys of the Kingdom and Charlie Church Mouse games as noted below:

	Fiscal Year Ended March 31,
	2011	2010
Left Behind License	$59,783	$3,196
Charlie Church Mouse License	600	10,155
Keys of the Kingdom License	13,155	5,706
Total Cost of Sales - intellectual Property Costs	$73,538	$19,057

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $929,815 for the fiscal year ended March 31, 2011, compared to $1,038,790 for the fiscal year ended March 31, 2010, a decrease of $108,975 or 10%. This decrease was primarily the result of a credit of $119,535 in the prior year related to the reversal of a lease-related reserve for an abandoned office space.

Consulting and Professional Fees

Consulting and professional fees were $1,918,430 for the fiscal year ended March 31, 2011, compared to $9,193,481 for the fiscal year ended March 31, 2010, a decrease of $7,275,051, or 79%. This decrease was largely due to a $5,563,764 reduction in payments to our marketing consultants, which in turn was driven by a $4,618,000 decrease in the cost of share-based payments under convertible notes to consultants   The reason for this significant change was because our consulting arrangements, which have since been terminated, were based upon a number of shares to be issued monthly if converted. Accordingly, based upon fair-value accounting rules the price of our stock determined the amount of each expense, rather than the cash amount converted into shares.

Salaries and Wages

Wages and salaries were $1,606,636 for the fiscal year ended March 31, 2011, compared to $4,152,041 for the fiscal year ended March 31, 2010, a decrease of $2,545,405 or 61%. We paid certain of our employees and directors in shares of restricted common stock rather than in cash. During the fiscal years ended March 31, 2011 and 2010, we recorded expenses relating to these non-cash payments to employees and directors of $203,981 and $3,657,100, a decrease of $3,453,119. The non-cash payments in the fiscal year ended March 31, 2010 included stock issued to our CEO, Troy Lyndon, equal to $3,270,100 and our Director, Richard Knox, Jr. equal to $327,000.  The non-cash payments in the fiscal year ended March 31, 2011 were to a number of full-time and part-time employees.

Product Development Expenses

Product development expenses were $1,680,578 for the fiscal year ended March 31, 2011 compared to $1,600,807 for the fiscal year ended March 31, 2010, an increase of $79,771, or 5%. This increase was due to greater fees paid under the Cloud 9 license.

Other Income and Expenses

We recorded other expense of $182,825 in the fiscal year ended March 31, 2011. This other expense was all related to our interest expense and loss on settlement of debt.

We recorded other expense of $5,380,855 in the fiscal year ended March 31, 2010. This other expense was all related to our interest expense, including $336,498 in amortization of debt discounts, $2,770,899 related to induced conversions of our convertible notes payable and $2,204,434 of a loss on settlement of debt due to the fair value of our common stock exceeded the carrying value of the related debt that was settled.

Net Loss

As a result of the above factors, we reported a net loss of $5,487,843 for the fiscal year ended March 31, 2011, compared to a net loss of $21,327,855 for the fiscal year ended March 31, 2010, resulting in a decreased loss of $15,840,012.  In addition, our accumulated deficit at March 31, 2011, totaled $70,870,169.  These increases are attributable primarily to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2011, we had $24,616 of cash compared to $21,180 of cash at March 31, 2011, an increase of $3,436.  At June 30, 2011, we had a working capital deficit of $1,854,791 compared to a working capital deficit of $1,633,122 at March 31, 2011.

Operating Activities

For the three month periods ended June 30, 2011 and 2010, net cash used in operating activities was $313,276 and $435,036, respectively. The net losses for the three month periods ended June 30, 2011 and 2010 were $1,150,025 and $2,912,802, respectively, a decrease of $1,762,777.

Investing Activities

We did not invest in fixed assets during the three month period ended June 30, 2011 compared to an investment of $14,447 in the 2010 period.

Financing Activities

For the three month periods ended June 30, 2011 and 2010, net cash provided by financing activities was $286,812 and $409,588, respectively. The primary elements of cash provided by financing activities in both periods were the sale of common stock and borrowings under notes payable.

Future Financing Needs

Since our inception in August 2002 through June 30, 2011, we have raised approximately $14 million through funds provided by private placement offerings and convertible notes. This was sufficient to enable us to develop our first product and expand our product line to include 11 games. Although we expect this trend of financing our business through private placement offerings to continue, we can make no guarantee that we will be adequately financed going forward. We do not currently have enough capital to sustain our operations for the next 12 months.  We will need to continue raising capital through privately placed offerings in order to continue our operations over the next 12 months. It is also anticipated that in the event we are able to continue raising funds at a pace that exceeds our minimum capital requirements, we may elect to spend cash to expand operations or take advantage of business and marketing opportunities for our long-term benefit. Additionally, we intend to continue to use equity whenever possible to finance marketing, public relations and development services that we may not otherwise be able to obtain without cash.

To date, we have financed our operations primarily through the sale of shares of our common stock and through the issuance of debt instruments. During the three months ended June 30, 2011, we raised $159,812 of cash through the sale of common stock to certain accredited investors.  We continue to generate operating losses.  We are currently authorized to issue up to 10 billion shares of common stock.  To date, 8,483,677,147 shares of common stock are issued and outstanding.  In addition, we have reserved 1 billion shares of common stock for issuance under our 2011 Stock Incentive Plan and are obligated to issue an aggregate of 425,000,000 shares of common stock pursuant to securities exercisable or convertible into shares of common stock.  In order to raise additional capital through the issuance of shares of common stock or securities exercisable or convertible into shares of common stock, we will have increase our authorized common stock which requires us to file an Information Statement with the Securities and Exchange Commission and an Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.

Furthermore, the report by our Independent Registered Public Accounting Firm on our financial statements includes a paragraph describing substantial doubt about our ability to continue as a “going concern” as of and for the year ended March 31, 2011.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. Since our inception, we have an accumulated deficit of $72,020,194.  We have suffered continuing losses from operations and have negative working capital of $1,854,791, which, among other matters, raises substantial doubt about our ability to continue as a going concern. A significant amount of additional capital will be necessary to advance the development and distribution of our products to the point at which they may generate sufficient gross profits to cover our operating expenses. We intend to fund operations through debt and/or equity financing arrangements, which management believes may be insufficient to fund our capital expenditures, working capital and other cash requirements (consisting of accounts payable, accrued liabilities, amounts due to related parties and amounts due under various notes payable) for the fiscal year ending March 31, 2012.  Therefore, we will be required to seek additional funds to finance our long-term operations.

We are currently addressing our liquidity issue by continually seeking investment capital through the public markets, specifically, through private placements of common stock and debt. However, no assurance can be given that we will receive any funds in addition to the funds we have received to date.

The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

The consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, however, in the past the estimates and assumptions have been materially accurate and have not required any significant changes. Specific sensitivity of each of the estimates and assumptions to change based on other outcomes that are reasonably likely to occur and would have a material effect is identified individually in each of the discussions of the critical accounting policies described below. Should we experience significant changes in the estimates or assumptions which would cause a material change to the amounts used in the preparation of our financial statements, material quantitative information will be made available to investors as soon as it is reasonably available.

We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Software Development Costs. Research and development costs, which consist of software development costs, are expensed as incurred. Software development costs primarily include payments made to independent software developers under development agreements. Accounting standards provide for the capitalization of certain software development costs incurred after technological feasibility of the software is established or for the development costs that have alternative future uses. We believe that the technological feasibility of the underlying software is not established until substantially all product development is complete, which generally includes the development of a working model. No software development costs have been capitalized to date.

Impairment of Long-Lived Assets. We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the present value of estimated future cash flows. At June 30, 2011, our management believes there is no impairment of our long-lived assets other than the lease-hold improvements of its abandoned office space and certain trademark costs both of which have been written off in the fiscal year ended March 31, 2008. There can be no assurance however; that market conditions will not change or that there will be demand for our products, which could result in impairment of long-lived assets in the future.

Stock-Based Compensation. Effective April 1, 2006, on the first day of our fiscal year 2006, we adopted the fair value recognition provisions of the accounting standards applied at that time, using the modified-prospective transition method. Under this transition method, compensation cost recognized in the fiscal year ended March 31, 2007 includes: (a) compensation cost for all share-based payments granted and not yet vested prior to April 1, 2006, based on the grant date fair value estimated in accordance with the accounting standards, and (b) compensation cost for all share-based payments granted subsequent to March 31, 2006 based on the grant-date fair value estimated in accordance with the provisions of accounting standards. Accounting standards requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. As of March 31, 2008, we had no options outstanding and therefore believe the adoption of this accounting standard had an immaterial effect on the accompanying consolidated financial statements.

Stock-based awards to non-employees are accounted for using the fair value method in accordance with accounting standards. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur. We account for stock-based awards to non-employees by using the fair value method.

In accordance with accounting standards, an asset acquired in exchange for the issuance of fully vested, non-forfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes. Accordingly, we have recorded the fair value of the common stock issued for certain future consulting services as prepaid expenses in its consolidated balance sheet.

Revenue Recognition. We evaluate the recognition of revenue based on the criteria set forth in accounting standards. We evaluate revenue recognition using the following basic criteria and recognize revenue when all four of the following criteria are met:

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Persuasive evidence of an arrangement exists: Evidence of an agreement with the customer that reflects the terms and conditions to deliver products must be present in order to recognize revenue.

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Delivery has occurred: Delivery is considered to occur when the products are shipped and risk of loss and reward have been transferred to the customer.

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The seller’s price to the buyer is fixed and determinable: If an arrangement includes rights of return or rights to refunds without return, revenue is recognized at the time the amount of future returns or refunds can be reasonably estimated or at the time when the return privilege has substantially expired in accordance with SFAS No. 48, Revenue Recognition When Right of Return Exists.  If an arrangement requires us to rebate or credit a portion of our sales price if the customer subsequently reduces its sales price for our product to its customers, revenue is recognized at the time the amount of future price concessions can be reasonably estimated, or at the time of customer sell-through.

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Collectibility is reasonably assured: At the time of the transaction, we conduct a credit review of each customer involved in a significant transaction to determine the creditworthiness of the customer. Collection is deemed probable if we expect the customer to be able to pay amounts under the arrangement as those amounts become due. If we determine that collection is not probable, we recognize revenue when collection becomes probable (generally upon cash collection).

For sales to our large retail customers, we defer revenue recognition until the resale of the products to the end customers, or the “sell-through method.”  Under sell-through revenue accounting, accounts receivable are recognized and inventory is relieved upon shipment to the channel partner or retail customer as title to the inventory is transferred upon shipment, at which point we have a legally enforceable right to collection under normal terms.  The associated sales and cost of sales are deferred by recording “deferred income – product sales” (gross profit margin on these sales) as shown on the face of the consolidated balance sheet. When the related product is sold by our primary channel partner or our largest retail customer to their end customers, we recognize previously deferred income as sales and cost of sales.  Our large retail customers provide us with sell-through information on a frequent basis regarding sales to end customers and in-channel inventories.

For sales to our on-line store customers, revenues are deferred until such time as the right of return privilege granted to the customers lapses, which is thirty (30) days from the date of sale for unopened games.

For sales to our Christian bookstore customers and all other customers that cannot provide us with sell-through information and for which we may accept product returns from time to time, revenues are recognized on a cash receipts basis.

In the future, we intend to continue using the sell-through methodology from customers that supply us with sell through reports.  We also plan to continue recognizing sales on our on-line store after a one month lag to allow for the right that we have given our on-line customers to return unopened games for thirty (30) days.

We continue to accumulate historical product return and price concession information related to our Christian bookstore customers and all other customers.  In future periods, we may elect to return to the accrual methodology of recording revenue for those customers upon shipment with estimated reserves at which time we believe we can reasonably estimate returns and price concessions to these customers based upon our historical results.

Revenue from Sales of Consignment Inventory.  We have placed consignment inventory with certain customers.  We receive payment from those customers only when they sell our product to the end consumers.  We recognize revenue from the sale of consignment inventory only when we receive payment from those customers.

Shipping and Handling: In accordance with accounting standards, we recognize amounts billed to customers for shipping and handling as revenue.  Additionally, shipping and handling costs incurred by us are included in cost of goods sold.

Historically, we promoted our products with advertising, consumer incentive and trade promotions.  Such programs include, but are not limited to, cooperative advertising, promotional discounts, coupons, rebates, in-store display incentives, volume based incentives and product introductory payments (i.e. slotting fees).  In accordance with accounting standards, certain payments made to customers by us, including promotional sales allowances, cooperative advertising and product introductory expenditures have been deducted from revenue. During the three months ended June 30, 2011, we had no such types of arrangements.

Off-Balance Sheet Arrangements

We presently do not have any off-balance sheet arrangements.

BUSINESS

Background

Left Behind Games Inc. d/b/a Inspired Media Entertainment (herein referred to as the “Company”, “LFBG”, “we”, “us”, “our” or similar terms), was founded on December 31, 2001, and incorporated in the State of Delaware on August 22, 2002, and reincorporated in the State of Nevada on January 17, 2011.  The Company is the only publicly-traded exclusive publisher of Christian modern media.  It is the world leader in the publication of Christian video games and a Christian social network provider.  Trade names include Inspired Media Entertainment™, LB Games®, Cloud 9 Games® and MyPraize.  The Company and its subsidiaries produce quality interactive experiences including entertainment products that perpetuate positive values and appeal to faith-based and mainstream audiences.

Our common stock is quoted on the OTCQB under the ticker symbol “LFBG.”  Left Behind Games Inc. became a public company on February 7, 2006.  On that date, through a reverse merger, we acquired the public entity Bonanza Gold, Inc., a Washington corporation which had been in operation since 1961.  As a result of the share exchange agreement, LFBG shareholders and management controlled the new public company.  As part of the transaction, we changed the Company’s name to Left Behind Games, Inc. and are currently doing business under our various trade names.

The Company was one of the first to develop, publish, and distribute games for the multi-billion dollar inspirational marketplace when in November of 2006, we released our first product, “LEFT BEHIND: Eternal Forces”, a PC real-time strategy game.  This original release has made LEFT BEHIND the most widely distributed Christian PC game in the history of this new market segment.  For Christmas 2010, we released Left Behind 3: Rise of the Antichrist.

On July 5, 2007, we obtained an exclusive license to sell three (3) PC games featuring Charlie Church Mouse to the Christian Booksellers Association (CBA) market from Lifeline Studios, Inc., the developer and original publisher. On June 30, 2009, we expanded our license agreement for Charlie Church Mouse PC Games to include all distribution channels worldwide.  We expect to release Charlie Church Mouse Online Adventures before Christmas 2011, the world’s first high-quality massive-multiplayer Christian family online game experience.

On May 20, 2008, we acquired the publishing and distribution rights to the PC game, “Keys of the Kingdom.”  This new game features brain-teasing dynamics and inspirational scriptures.  We agreed to pay the author a royalty of fifteen percent (15%) of gross profits.

On June 24, 2009, we announced that Wal-Mart approved a test market for our games.  Based upon a successful test, Walmart expanded distribution of our Left Behind 3: Rise of the Antichrist and Charlie Church Mouse SuperPak into up to 3,000 stores throughout the United States.  However, sales results were less than expected as the majority of PC game sales for the industry now occur through online sales efforts.

On July 7, 2009, we signed a distribution agreement with Jack of All Games, now a division of Synnex Corporation (NYSE: SNX), to distribute our games, which remains our distributor to this day and is one of the largest retail distributors of video games in North America.

On April 21, 2010, we announced strategic relationship agreements with Lifeline Studios and Cloud9Games to develop three new games for release in-time for Christmas 2010.  Such titles included Charlie Church Mouse 3D Bible Adventures, Praise Champion and King Solomon’s Trivia Challenge.

On October 25, 2010, we acquired the assets of Cloud 9 Games, including the Heavenly Harmony and Solomon Says Trivia games.  In November 2010, we released sequels to these two games titled Praise Champion and King Solomon’s Trivia Challenge, with new releases anticipated for Christmas 2011.

On January 21, 2011, we acquired the assets of MyPraize, a Christian social network which began in 2005.

Principal Products or Services and Their Markets

All of our games are branded under the names of LB Games, Inspired Media Entertainment and Cloud 9 Games.  Our games have received positive support from well-respected Christian leaders and organizations, including the Billy Graham Center and Joel Osteen’s Church (Lakewood), one of the largest mega-churches in the U.S.

Anticipated Christmas 2011 Product Line

We are currently working on the development and release of the above additional retail products in the third quarter of 2011.  Additionally, we will attempt to release Charlie Church Mouse storybooks for the iPad, Bible Quest: Journey through Genesis and Scripture Chess for the iPhone and Android mobile platforms.  Should we be successful in the foregoing endeavor, we plan to expand our product line on other platforms in 2012 featuring Praise Champion 2 for the Nintendo Wii.

The games currently in development and anticipated for release in the third quarter of 2011, pending the receipt of adequate financing (of which there can be no assurance), are:

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Praise Champion 2 – a karaoke style singing game featuring 80 popular Christian songs.  Featuring an all new career mode, players will start their new career and sing their way to the top of the charts while unlocking new venues, rewards, rankings and achievements.  All-new game graphics include customizable avatars and 15 fully 3D venues.

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Charlie Church Mouse Bible Adventures Online – an online world packed with friends, games and adventures.  From exciting Bible stories and games, to training pets and exploring the theme park, BibleAdventuresOnline.com includes games and activities for kids ages 4-12. (Note: This product release has been delayed until 2012)

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Left Behind 4: World At War – a real-time strategy game based on the best-selling Left Behind book series by Tim LaHaye and Jerry Jenkins.  Join the ultimate fight of good versus evil, commanding the Tribulation Forces, American Militia and the Global Community Peacekeepers.

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Bible Quest: Journey Through Genesis – a game where the player swaps tiles to create matches of three or more identical tiles laid out over varying game boards.  Players seek to progress through a map filled with more than 75 segments from the book of Genesis.  Each game is unique and lush backgrounds will immerse the player in the stories.

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King Solomon’s Trivia Challenge 2 – a Bible based trivia game presented in a game show atmosphere complete with a funny host and over-the-top visuals.  Over 1000 Bible related questions in 10 categories will challenge your knowledge of the Bible.  Achieve rewards and rankings while unlocking new characters.

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Scripture Chess – designed to engage strategic and battle-hungry gamers to see and feel the relevance of their actions in the context of the ultimate battle of good vs. evil through this classic game more than 1,000 years old.  In between moves, players will hear scripture relevant to their progress and strategy.

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King Solomon’s Word Games – includes several mini-games which make Biblical content relevant to gamers through common and fun game dynamics including word twists, sling words, word searches and more.

Pursue Growing Trends of Digital Content Creation and Distribution

As the interactive entertainment industry continues to evolve, new revenue streams are emerging from the growing trends of digital content creation and distribution.  These revenue opportunities are expected to increase significantly in future years.  We are currently focused on generating revenue from in-game advertising.  We believe that our current games have hundreds of potential placements for in-game advertising, which can be updated weekly, either dynamically or via our automatic update-game feature.  To date, Jeep, GameStop and Dell Computers have placed ads in our Left Behind branded games.  These advertisers participated paid for ads within our game through our relationship with Double Fusion, an in-game advertising technology and service provider.  Under our agreement with Double Fusion, Double Fusion will pay us 65% of net advertising revenues as our part of the revenue share related to in-game advertising placements that they sell once they have recouped their $100,000 advance to us from our 65% revenue share.

In future years, we plan to consider adding other new revenue opportunities, including downloadable content/micro-transactions, mobile content and multiplayer online gaming platforms.  We also believe that online delivery of episodic content will continue to become more prevalent as broadband connectivity gains popularity and digital delivery platforms such as Xbox Live, PlayStation Network and Valve’s Steam gain additional customers.

Market Industry Overview

Company’s Core Demographics.  The Company’s primary audience is both the Christian demographic, one of the largest segments of American consumers, and gamers who play family-friendly video games.

The Historical Growth of the Computer and Video Game Industry.  According to the Entertainment Software Association (“ESA”), the modern-day video game industry took form in 1985 with the release of the 8-bit Nintendo System (“NES”).  Following upon the heels of Nintendo’s introduction of the NES, Sega Enterprises Ltd. released its 16-bit “Genesis” system, which, in turn, was followed by Nintendo’s introduction of the “Super NES.”  The early 1990s led to a rise in the personal computer (“PC”) game business with the introduction of CD-ROMs, with decreases in prices for multimedia PCs, and the introduction of high-level 3D graphics cards.  In 1995-1996, consumers reacted positively to the release of the Sony PlayStation and Nintendo 64 and ushered in a new generation of video game consoles.

According to ESA, in 1999 and 2000, the computer and video game industry reached new heights with the introduction of new video game consoles that allowed users to play games, as well as watch DVDs and listen to audio CDs.  According to ESA, the video game business experienced strong growth, in spite of the economic recession after the turn of the century.

According to the NPD Group, a provider of consumer and retail information based in Port Washington, New York, in 2006, U.S. retail sales of video games and PC games, which includes console and portable hardware, software and accessories, were approximately $13.5 billion, which exceeded the previous record set in 2002 by over $1.7 billion.

Sales growth in the game software industry is more than double the growth rate of the U.S. economy as a whole, according to a study of the U.S. Government Census and other economic data, as reported by the ESA.  Analysts predict that more money will be spent again this year on interactive software than at the box office.  According to a recent CNBC News report, even though we are in a recession, computer game sales continued to increase.  PricewaterhouseCoopers predicts that the sale of software games will reach $21.6 billion by 2013.

In 2010, according to the ESA, 67% of American households play computer or video games.  The average game player age is 34 and 26% of gamers were over the age of 50.  The average age of the most frequent game purchaser is 40.  54% of game purchasers are male and 46% are female.  The average gamer has been playing electronic games for an average of 12 years.  64% of gamers play games with other gamers in person.  This is an increase from 62% in 2009 and from 59% in 2008.  67% of homes in America own either a console and/or PC used to run entertainment software.  93% of the time parents are present at the time games are purchase or rented.  64% of parents believe games are a positive part of their children’s lives.  86% of the time children receive their parents’ permission before purchasing or renting a game.  48% of parents play computer and video games with their children at least weekly.  76% of parents believe that the parental controls available in all new video game consoles are useful.  Further, parents impose time usage limits on video games more than any other form of entertainment.  The best-selling Computer Game Super Genres by Units Sold in 2009 were Strategy (35.5%), Family Entertainment (18.7%), Role Playing (13.9%), Adventure (10.2%), Shooter (10.1%), Action (3.2%), Other Games/Compilations (2.2%), Flight (1.8%), Children’s Entertainment (1.7%), Sport Games (1.6%), Racing (0.8%), Arcade (0.3%), and Fighting (0.1%).  For current and up-to-date game industry information, download a free publicly available report from the ESA at www.theesa.com.

Internet, Online and Wireless Video Games.  The Internet has spawned the phenomenon of multiplayer on-line gaming, which we believe will increase with the emergence of broadband capabilities, in addition to new wireless mobile phone platforms.  With advances in broadband technology and the ever increasing use of the Internet, the computer and video game industry has witnessed substantial growth in the development of games that can be played over the Internet, thereby opening up another market as well as other revenue models. Organizations have been placing their games on the Internet for consumer consumption either for the purpose of expanding their markets or as a way for companies not in the traditional video game industry to gain entrance.  It is our intent to expand into these new markets, once we establish revenue streams from publishing the initial products.

At our request, in June 2004, the publisher of the Left Behind book series distributed a twenty (20) question survey for the purpose of helping us to understand the demographic link between Left Behind readership and potential purchasers of such branded video games. More than thirty-five hundred (3,500) responses were received.  Of those responding, seventy-two percent (72%) classified themselves as players of video games, and ninety-two percent (92%) said they would consider buying a Left Behind video game for themselves or a family member.

In early 2007, we also launched a survey of our own to fans of our new game, which was released in November 2006.  The survey was responded to by approximately 1-2% of those requested.  Remarkably, more than two-thirds (2/3) of all those responding intend to buy the next product to be released by Left Behind Games.

Sales and usage of video games, although targeted to predominately younger markets, are not exclusive to this marketplace.  As technology evolves and game quality improves, the sale of hardware is shifting to middle-aged and older audiences.  The demographics of the interactive industry continue to change as players who have grown up with games are now buying them as adults, as well as for their children.

In 2006, according to a Peter D. Hart Research Associates study, seventy-five percent (75%) of American heads-of-household play computer and video games, thirty-nine percent (39%) of computer gamers are over the age of thirty-five (35) and the average game player is thirty (30) years old, nineteen percent (19%) are age fifty (50) or older, and forty-three percent (43%) are women.  The study also found the typical game purchaser is thirty-seven (37) years old, and adult gamers have been playing for an average of twelve (12) years.  Further data shows just thirty-five percent (35%) of gamers are under the age of eighteen (18), while forty-three percent (43%) are 18 - 49 years old.  Interestingly, women over the age of eighteen (18) constitute a greater portion of the game playing population (28%) than boys 6-17 (21%).

The same survey illustrated that on average an adult male plays games 7.6 hours per week, with the average adult female closing the historical gender gap at 7.4 hours per week.

ESA indicates that the popularity of computer and video games rivals baseball and amusement parks.  According to ESA, three (3) times as many Americans (approximately 145 million) played computer and video games as went to the top five U.S. amusement parks and twice as many as attended major league baseball games.  A poll by ESA of sixteen hundred (1,600) households ranked computer and video games number one as their most enjoyable activity.

Consistent with past years’ numbers, in 2010, the ESA announced that the majority of games that sold were rated “E” for “Everyone” (48%), followed by “Everyone 10+” (12.1%), “T” for “Teen” rated games (22.3%) and by “M” for “Mature” rated games (17.4%). By comparison, in 2002, E-rated games accounted for 55.7% of games sold, T-rated games 27.6% and M-rated games made up 13.2% of games sold.

According to ESA, all interactive games are rated by the Entertainment Software Rating Board (“ESRB”), a self-regulatory unit of ESA.  The ESRB rating system is the benchmark rating system for software for all interactive platforms.  The ESRB uses the following key elements to evaluate and rate software products: violence, sexual content, language, and early childhood development skills.

The first step in creating a successful video game product launch is to create a good game concept, ideally based upon a brand name with consumer awareness.  Confirmation of the quality of the game is often provided by industry trade publications.  As in comparable industries, previews and reviews can provide significant information regarding marketing viability prior to the completion of development and commercial release, enabling companies to more effectively manage development, marketing expenses and potential inventory risks.

Based on the popularity and success of the Left Behind Series with all ages, we believe that the Left Behind Brand is uniquely positioned for long-term success in the interactive video game marketplace.  Our challenge is in reaching our target demographic.  Recent interactive game market studies reveal a rapidly growing market comprised of people from all ages and cultures.  Based on statements by the president of the ESA, we believe that the last few years and the next several years are watershed years for interactive products.

Social Gaming, iPhone, Android and other new platforms.  It is clear that new platforms are emerging and represent potential opportunities for growth in the video game industry.  The Company is currently developing two of its titles for iPhone and Android, as well as the Charlie Church Mouse Storyboard series for the iPad.  Historically, market risk continues to be high as the majority of titles developed for these platforms do not make money.  The Company anticipates it will gradually develop more titles in these new markets as a solid business model is established based upon historical data, not just entrepreneurial zeal.  We are already pioneering a new genre in the established video game markets.  And accordingly, we are staying focused on this primary goal.

Marketing

We have used a variety of avenues for promoting and marketing the launch of our products in the past 5 years, including television, radio, print advertising, trade shows, as well as the Internet.  We anticipate that the Internet will become our most cost-effective method for developing brand awareness and promoting our products.  In fiscal year 2010 and 2011, we spent an aggregate of $712,822 on marketing and advertising expenses.

Interactive software publishers use various strategies to differentiate themselves and build competitive advantages within the industry such as platform focus, internal versus external development, third party distribution, international sales and game genre focus.  We remain focused on establishing ourselves as the premier Christian video game publisher in the world.

Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

Our future success and ability to compete are dependent, in part, upon our proprietary technology.  We rely on trade secret, trademark and copyright law to protect our intellectual property.  In addition, we cannot be sure that others will not develop technologies that are similar or superior to our technology.  Furthermore, our management believes that factors such as the technological and creative skills of our personnel, new product developments, product enhancements and marketing activities are just as essential as the legal protection of proprietary rights to establishing and maintaining a competitive position.

We rely on trade secrets and know-how and proprietary technological innovation and expertise, all of which are protected in part by confidentiality and invention assignment agreements with our employees and consultants, and, whenever possible, our suppliers.  We cannot make any assurances that these agreements will not be breached, that we will have adequate remedies for any breach, or that our unpatented proprietary intellectual property will not otherwise become known or independently discovered by competitors.  We also cannot make any assurances that persons not bound by an invention assignment agreement will not develop relevant inventions.

Many participants in the computer software and game market have a significant number of patents and have frequently demonstrated a readiness to commence litigation based on allegations of patent and other intellectual property infringement.  We cannot guarantee that third parties will assert that we are infringing upon their proprietary rights even if we believe that is not the case.  Responding to such claims, regardless of merit, could cause product shipment delays or require us to enter into royalty or licensing arrangements to settle such claims. Any such claims could also lead to time-consuming, protracted and costly litigation, which would require significant expenditures of time, capital and other resources by our management.  The failure to resolve such claims on favorable terms could result in management spending time and energy on such matters instead of our business which could cause material adverse effect on our business, financial condition and results of operations.  We expect that companies will increasingly be subject to infringement claims as the number of products and competitors in this industry segment grows and the functionality of products in different industry segments overlaps.

The Left Behind License.  On October 11, 2002, the publisher of the Left Behind book series granted us an exclusive worldwide license to use the copyrights and trademarks relating to the storyline and content of the books in the Left Behind series of novels for the manufacture and distribution of video game products for personal computers, CD-ROM, DVD, game consoles, mobile devices and the Internet.  Within 30 days from the end of each month, we provide royalties to the licensor based upon our sales for the preceding month.  Additionally, the license term of 3 years automatically renews to additional terms in perpetuity.  In the fiscal year ended March 31, 2011, we paid an aggregate of $54,456 in royalty payments to the licensor.

Distribution Methods of the Products

North American Market.  On July 7, 2009, we signed a distribution agreement with Jack of All Games, now a division of Synnex (NYSE: SNX), providing us with potential distribution of our products into retailers including Wal-Mart, Best Buy, Target, EB Games, GameStop, Toys “R” Us, Blockbuster and other leading retailers.  The initial term of the agreement was one-year, but it automatically renews if not terminated by either party.  At present, PC Games sales occur more and more online as time goes on.  According to Electronic Arts in 2011, more than 60% of sales now occur online.  This trend continues to result in smaller and smaller PC Game shelf space as retailers are making space for more console game products.

International Market.  We sell our products internationally through distributors in Australia, Canada South Africa.  We intend to continue this strategy of selling through international distributors.

The Inspirational Bookseller Market.  We anticipate that the Christian retail market represents significant sell-through opportunities for the Left Behind series brand.  Left Behind books were originally sold exclusively through CBA retailers, until gaining mainstream acceptance and tremendous financial success in other distribution venues.  Veggie Tales by Big Idea Productions, which has sold millions of videos, also released products to the Christian marketplace before gaining mainstream acceptance.  This distribution channel includes thousands of retail outlets.  We are developing direct-to-store relationships in the inspirational bookseller market to broaden our reach, to increase our potential and to pursue building a profitable distribution center for other published products into this marketplace.  Meanwhile, are games are available in the top 4 major Christian retailers including Family Christian Stores, LifeWay Christian Stores, Mardel Christian and Education Stores and Berean Christian Stores.

Competition

Currently, we are a leader in the publishing of Christian video games.  However, the video game industry is intensely competitive and new video game products and platforms are regularly introduced.  Our competitors vary in size from small companies to very large corporations, with far longer operating histories, and significantly greater financial, marketing and product development resources than us.  Due to these greater resources, certain of our competitors are be able to undertake more extensive marketing and promotional campaigns, adopt more aggressive pricing policies, pay higher fees to licensors for desirable products, and devote substantially more money to game development than we can.  Also as a result, our competitors may be able to adapt more quickly to changes in the media market or to devote greater resources than we can to the sales of our media projects.

We believe that the main competitive factors in the interactive entertainment software industry include product features and quality, compatibility of products with popular platforms, brand name recognition, access to distribution channels, marketing support, ease of use, price, and quality of customer service.  There can be no assurance that we will be able to compete successfully with larger, more established video game publishers or distributors.

We intend to compete primarily with other creators of video games for personal computers and game consoles.  We will also compete with other forms of entertainment and leisure activities.  Significant third party software competitors currently include, among others: Activision, Atari, Capcom, Electronic Arts, Konami, Namco, Midway, Take-Two, THQ, and Vivendi.

In addition, integrated video game console hardware and software companies such as Sony Computer Entertainment, Nintendo Co. Ltd., and Microsoft Corporation will compete directly with us in the development of software titles for their respective platforms.

Our competitors could also attempt to increase their presence in our target markets by forming strategic alliances with other competitors.  Such competition could adversely affect our gross profits, margins and results of operations.  There can be no assurance that we will be able to compete successfully with existing or new competitors.  Most of our competitors have substantially greater financial resources than us, and they have much larger staff allowing them to create more games.

Employees

We employ 10 full-time and support 20 development workers in the United States and contract with two external development teams.

MANAGEMENT

Directors and Executive Officers

The following table and text sets forth the names and ages of all our directors and executive officers and our key management personnel as of October 6, 2011.  All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  Executive officers serve at the discretion of the board of directors, and are elected or appointed to serve until the next board of directors meeting following the annual meeting of stockholders.  Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position

Troy A. Lyndon	46	Chairman, Chief Executive Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)

Richard Knox, Sr.	73	Director

Richard Knox, Jr.	51	Director

Troy A. Lyndon, age 46, Chairman, Chief Executive Officer

Mr. Lyndon is currently the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors. He has held this position since August 22, 2002. He is currently responsible for all duties required of a corporate officer.  Prior to the Company, Mr. Lyndon served as the Executive Producer of Multimedia Development for the Jesus Film Project from August 1998 to August 2003. The Jesus Film Project is the largest ministry of Campus Crusade for Christ International, a non-profit 501(c)3 corporation.  From 1993 to 1998, Mr. Lyndon was the CEO of Studio Arts Multimedia, developers of the first home repair and improvement CD-ROM product.  From 1989 to 1993, Lyndon was President of Park Place Productions, which grew to become North America’s largest independent development company of video games with 130 employees servicing at peak 14 publishers while making 45 games at once. Mr. Lyndon’s most successful product is known today as the first 3D John Madden Football video game series.  Lyndon was awarded the Inc. Magazine Entrepreneur of the Year Award by Ernst & Young and Merrill Lynch in 1993.

The Company believes that Mr. Lyndon’s experience in the gaming industry makes him a valuable member of the Company’s Board of Directors.

Richard Knox, Sr., age 73, Director

Mr. Knox, Sr. is currently an independent Director of the Company’s Board of Directors.  He is also presently the Pastor, founder and President of Ohana Haven Ministries in the State of Hawaii.  From February 1989 to March 1994, Mr. Knox, Sr. worked for Park Place Productions as Vice President of Product Development.  Park Place Productions grew to become North America’s largest independent development company of video games.  From June 1963 to September 1979, Mr. Knox, Sr. worked for the Lawrence Livermore Laboratory where he served as a Containment Scientist for nuclear underground tests and did work on numerous government programs during the 16 years he was at the laboratory.  During that time, he supervised up to 500 engineers and was also responsible for the approval of all equipment fielded for nuclear-device emplacement at the Nevada test site.  Richard Knox Sr. earned his B.S. in Engineering Physics at the University of Illinois.

The Company believes that Mr. Knox, Sr.’s experience in product development makes him a valuable member of the Company’s Board of Directors.

Richard Knox, Jr., age 51, Director

Mr. Knox is currently an independent Director of the Company’s Board of Directors.  From December 2002 to present, Mr. Knox, Jr. has been an enterprise level computer engineer on-staff with the Hawaii Department of Education.  From February 1989 to February 1994, Mr. Knox, Jr. was a software developer for Park Place Productions, where he worked with his father Richard Knox, Sr., his brother Michael Knox and Troy Lyndon.

The Company believes that Mr. Knox, Jr.’s experience in software development make him a valuable member to the Company’s Board of Directors.

Family Relationships

Richard Knox, Sr. is the father of Richard Knox, Jr.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors and persons who own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.  Based on information supplied to us and filings made with the SEC, we believe that, during the fiscal year ended March 31, 2011, Section 16(a) filing requirements applicable to its directors, officers, and greater than ten percent (10%) beneficial owners were complied with.

Code of Ethics

We have a Code of Ethics which governs our employees’ and management’s behavior.

Nominating Committee

We currently do not have a standing nominating committee. Our board only consist three directors and as such, acts in the capacity of the nominating committee.

Audit Committee

We currently do not have a standing audit committee.  Our board only consist three directors and as such, acts in the capacity of the audit committee.

Financial Expert

None of our board members qualify as a “financial expert” as defined in the 2002 Sarbanes Oxley Act. As our Company and Board grow, we intend to establish an independent audit committee and designate a member of such committee to be a “financial expert.”

EXECUTIVE COMPENSATION

Our compensation discussion and analysis addresses the following topics with respect executive officer compensation processes and decisions:

General

Our Board has not yet appointed a Compensation Committee, so the full Board is responsible for establishing our overall compensation strategy, with support from management and consultants.  To date, however, our Board has not approved the compensation of our management.  The Board also oversees our current stock option plan, and is responsible for administering the plan.

Our compensation arrangements reflect the individual circumstances surrounding the applicable executive officer’s hiring or appointment.

Principal Components of Compensation of Our Executive Officers

The principal components of the compensation we have historically paid to our executive officers have consisted of equity compensation, generally in the form of grants of our common stock.

Our Board and management currently have a consensus on policies or guidelines with respect to compensation to be paid to our executive officers. In general, our Board believes that a greater percentage of the compensation of the most senior members of our management should be performance-based.  In future fiscal years, our Board anticipates adopting more formal and structured compensation policies and programs, including the formation of a compensation committee.  At such time, our Board will endeavor to implement policies designed to attract, retain and motivate individuals with the skills and experience necessary for us to achieve our business objectives.  These policies will also serve to link pay with measurable performance, which, in turn, should help to align the interests of our executive officers with our shareholders.

Our Board meets in-person several times per year.  It also meets as necessary, either in person or via telephone to discuss compensation and other issues.  It met nineteen (19) times during the past fiscal year.  Our Board works with our management in carrying out its responsibilities.

Base Salary

Our Chief Executive Officer - Update

Effective October 2009, our CEO, Troy Lyndon, had chosen not to receive a salary.  However, the Board of Directors agreed on February 13, 2011, to provide him a base salary of $5,000 per month on a going-forward basis.

Bonus Compensation

We have not historically paid any automatic or guaranteed bonuses to our executive officers. However, certain officers have bonus components in connection with their performance.

Equity Compensation

Our Board plans to begin granting equity-based awards to attract, retain, motivate and reward our employees, particularly our executive officers, and to encourage their ownership of an equity interest in us.  We implemented the 2006 Stock Incentive Plan in January 2007 (the “2006 Plan”).  All stock authorized for such plan has been issued and accordingly, we did not grant any options to our executive officers or employees under this plan in the fiscal year ended March 31, 2011.

On August 9, 2011, we filed a Registration Statement on Form S-8 with the Securities and Exchange Commission to register one billion (1,000,000,000) shares of our common stock issuable pursuant to awards granted under the “Left Behind Games Inc. 2011 Stock Incentive Plan.”  Pursuant to this Plan, a designated committee, or if none, the Board of Directors is authorized to issue Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights to officers, directors, and employees of and consultants and advisers to the Company or its subsidiaries.

On September 8, 2011, we filed a second Registration Statement on Form S-8 with the Commission to register one billion (1,000,000,000) shares of our common stock issuable under the “2011 LFBG Stock Incentive Plan.”  The terms and conditions of 2011 LFBG Stock Incentive Plan are identical to the Left Behind Games Inc. 2011 Stock Incentive Plan.

We may make future awards of stock options to our executive officers under the Plan.  We reserve the discretion to pay compensation to our executive officers that may not be deductible.

We do not have any program, plan or practice that requires us to grant equity-based awards on specified dates.  Authority to make equity-based awards to executive officers rests with the board, which considers the recommendations of our CEO and other executive officers.

Deferred Compensation

In the fiscal year ended March 31, 2011, no deferred compensation was paid to our officers or directors.

Severance and Change of Control Payments

Our Board believes that companies should provide reasonable severance benefits to employees, recognizing that it may be difficult for them to find comparable employment within a short period of time.

Perquisites

We provide health insurance for Mr. Lyndon.

Compensation Committee Interlocks and Insider Participation

We have not yet designated a Compensation Committee. All compensation matters are approved by the full Board. None of our executive officers served on the compensation committee (or equivalent), or the Board, of another entity whose executive officer(s) served on our Board.

Summary Compensation Table

The cash and non-cash compensation that we have paid during the fiscal year ended March 31, 2011 and March 31, 2010, or that was earned by our CEO and our “named executive officers” (as defined in Item 402 of Regulation S-K) is detailed in the following table.

Name and Principal Position	Fiscal Year Ending March 31,	Salary	Stock Awards(1)(2)	All Other Compensation	Total
Troy A. Lyndon	2011	$10,000	$--	$--	$10,000
Chief Executive Officer	2010	$152,456	$3,270,100	$--	$3,389,725

(1)

Stock grant (conditional issuance; present day value of $285,000); stock to be returned under certain circumstances)

(2)

Stock grants are valued as of the grant date.

Compensation of Directors

Richard Knox, Jr. was paid a one-time issuance of 10 Series D Preferred Shares (convertible into 10 million common stock shares) on September 28, 2009.  During the fiscal year ended March 31, 2011, we paid an aggregate of $30,280 to Richard Knox, Jr.  During the fiscal year ended March 31, 2010, we paid an aggregate of $12,000 to Richard Knox, Jr.

We reimburse our directors for costs incurred by them in connection with attending our board meetings.  However, for the fiscal year ended March 31, 2011, we had no such reimbursements.

Directors Compensation Program

Currently, our directors do not receive compensation.  It is anticipated, however, that each of our directors will receive compensation at some point in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables and footnotes set forth as of October 6, 2011, the number and percentage of the outstanding shares of Common Stock, on a fully diluted basis, which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

The information in the following table is based on 9,779,729,778 shares of common stock issued and outstanding as of October 6, 2011.

Name and Address of Beneficial Owner	Class of Voting Stock	Number of Shares of Voting Stock Beneficially Owned (1)	Percentage of Class (3)(4)

Troy A. Lyndon (1)(4)	Common Stock	113,027,378	1.16%
CEO & Chairman of the Board	Series C Preferred	10,000	100%
25060 Hancock, Suite 103 Box 110
Murrieta, California 92562

Richard Knox, Sr. (1)	--	--
Director of the Board	--	--

Richard Knox, Jr. (1)(5)	Common Stock	9,305,714	*
Director of the Board	Series D Preferred	9	100%
25060 Hancock Ave., Suite 103 Box 110
Murrieta, CA 92562

Demos Pappasavvas (1)(3)	Common Stock	400,637,393	4.09%
25060 Hancock Ave., Suite 103 Box 110	Series B Preferred	2,310,466	29.30%
Murrieta, CA 92562

Peter Quigley (1)(3)	Common Stock	286,968,907	2.93%
25060 Hancock Ave., Suite 103 Box 110	Series B Preferred	3,350,000	42.50%
Murrieta, CA 92562

Martin MacDonald (1)(3)	Common Stock	51,322,500	*
25060 Hancock Ave., Suite 103 Box 110	Series B Preferred	1,613,750	20.50%
Murrieta, CA 92562

All Officers & Directors As a Group (3 Persons)(1)(2)(3)(4)(5)	Common Stock	122,333,092	1.25%
	Series A Preferred	0	-%
	Series B Preferred	0	-%
	Series C Preferred	10,000	100%
	Series D Preferred	9	100%

(1)

Based on 9,779,729,778 shares of Common Stock issued and outstanding as of October 6, 2011.

(2)

Based on 3,586,245 shares of Series A Preferred Stock issued and outstanding.

(3)

Based on 7,890,529 shares of Series B Preferred Stock issued and outstanding.

(4)

Based on 10,000 shares of Series C Preferred Stock issued and outstanding. Each shares of Series C Preferred Stock is entitled to 1,000,000 votes.

(5)

Based on nine shares of Series D Preferred Stock issued and outstanding. The shares of Series D Preferred Stock do not have any voting rights.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

We have not entered into any arrangements which are considered transactions with related persons.

Director Independence

We currently have three (3) directors, Messrs. Troy A. Lyndon, Richard Knox, Sr. and Richard Knox, Jr. Mr. Lyndon is not independent as he is our CEO and Chairman of our Board. We consider Messrs. Richard Knox, Sr. and Richard Knox, Jr. to be independent.

In determining whether directors are independent, we have developed the following categorical standards for determining the materiality of relationships that the directors may have with us. A director shall not be deemed to have a material relationship with us that impairs the director’s independence as a result of any of the following relationships:

(1)

the director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to us and the amount of all payments from us to such entity during the most recently completed fiscal year was less than two percent (2%) of such entity’s consolidated gross revenues;

(2)

the director is the beneficial owner of less than five percent (5%) of the outstanding equity interests of an entity that does business with us;

(3)

the director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent (2%) of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from us or any of our subsidiaries for each of the last three (3) fiscal years;

(4)

the director is an officer of an entity that is indebted to us, or to which we are indebted, and the total amount of either our or the business entity’s indebtedness is less than three percent (3%) of the total consolidated assets of such entity as of the end of the previous fiscal year; and

(5)

the director obtained products or services from us on terms generally available to customers of us for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management directors. To enable the Board to evaluate each non-management director, in advance of the meeting at which the review occurs, each non-management director shall provide the Board with full information regarding the director’s business and other relationships with us, our affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and us, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the director’s independence.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue ten billion (10,000,000,000) shares of $0.001 par value common stock of which 9,779,729,778 shares are currently outstanding as of October 6, 2011.  Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority stockholders would not be able to elect any members to the board of directors.  Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the common stock.

Stockholders have no pre-emptive rights to acquire additional shares of common stock.  The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of common stock, when issued, will be fully paid and non-assessable.

Holders of common stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on common stock and do not anticipate that it will pay dividends in the foreseeable future.

Anti-Dilutive Common Stock Rights

In 2004, we entered into an agreement with Charter Financial Holdings, LLC in connection with consulting services. The compensation section of the agreement requires that we issue shares of our common stock to Charter sufficient to ensure that its ownership in us, does not fall below one percent (1%) of our outstanding common stock.  The result is that for each time we issue or sell stock, we must issue that amount of stock to Charter Financial Holdings, LLC to maintain their ownership percentage.  Charter Financial Holdings, LLC is not required to pay additional consideration for those shares.

Preferred Stock

We are authorized to issue up to Sixty Million (60,000,000) shares of $0.001 par value preferred stock (the “Preferred Stock”).  The Preferred Stock is entitled to preference over the common stock with respect to the distribution of our assets in the event of our liquidation, dissolution, or winding-up, whether voluntarily or involuntarily, or in the event of any other distribution of our assets of among the shareholders for the purpose of winding-up our affairs. The Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock.

10,000,000 shares of our Preferred Stock have been designated as Series A Preferred Stock, 3,586,245 of which were outstanding at June 30, 2011.  16,413,755 shares have been designated as Series B Preferred Stock, 7,890,529 of which were outstanding at June 30, 2011. 10,000 shares have been designated as Series C Preferred Stock, all of which were issued and outstanding at June 30, 2011. 10 shares have been authorized as Series D Preferred Stock, of which 9 shares were outstanding at June 30, 2011.  Preferred A shares are convertible on a one for one basis with our common stock at the sole discretion of the holder.  Both our Series A and B Preferred Shares have voting rights equal to one share of common stock.

The authorized number of shares of Series C Preferred Stock is Ten Thousand (10,000).  The holders of the Series C Preferred Stock shall be entitled to vote on all matters to be voted upon by the holders of the Company’s common stock and each share shall have the voting equivalent of one million (1,000,000) shares of common stock.

The authorized number of Series D Preferred Stock is One Thousand (1,000).  The holders of the Series D Preferred Stock have no voting rights.  Each holder of Series D Stock shall have the right, at such holder’s option, at any time or from time to time from and after the day immediately following the date the Series D Stock is first issued, to convert each share of Series D Stock into one million (1,000,000) fully-paid and non-assessable shares of the Company’s common stock.

We consider it desirable to have one or more classes of preferred stock to provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise. If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders’ meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of the net income per share and net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. As a result, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to the common stock. Other than one for one exchanges of preferred stock held by shareholders of our subsidiary, the board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any such stock on terms which it deems are not in our best interest or the best interests of our stockholders.

SELLING SECURITY HOLDER

We agreed to register for resale 200,000,000 shares of our common stock by the Selling Security Holder.

On October 6, 2011, the Company and Southridge entered into the Equity Credit Agreement pursuant to which, we have the opportunity, for a two-year period, commencing on the date on which the SEC first declares effective this registration statement (the “Commitment Period”), to which this prospectus is made a part registering the resale of our common shares by Southridge, to resell shares of our common stock purchased under the Equity Credit Agreement.

In order to sell shares to Southridge under the Equity Credit Agreement, during the Commitment Period, the Company must deliver to Southridge a written put notice on any trading day (the “Put Date”), setting forth the dollar amount to be invested by Southridge (the “Put Notice”).  For each share of our common stock purchased under the Equity Credit Agreement, Southridge will pay ninety-two percent (92%) of the average of the lowest two closing bid prices on any two applicable trading days, consecutive or inconsecutive, during the five trading days immediately following the date on which the Company has deposited an estimated amount of put shares to Southridge’s brokerage account in the manner provided by the Equity Credit Agreement (the “Valuation Period”).  The Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.

If, during any Valuation Period, the Company (i) subdivides or combines the common stock; (ii) pays a dividend in shares of common stock or makes any other distribution of shares of common stock; (iii) issues any options or other rights to subscribe for or purchase shares of common stock and the price per share is less than closing price in effect immediately prior to such issuance; (iv) issues any securities convertible into shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less that the closing price in effect immediately prior to such issuance; (v) issue shares of common stock otherwise than as provided in the foregoing subsections (i) through (iv) at a price per share less than the closing price in effect immediately prior to such issuance, or without consideration; or (vi) makes a distribution of its assets or evidences of its indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law (collectively, a “Valuation Event”), then a new Valuation Period shall begin on the trading day immediately after the occurrence of such Valuation Event and end on the fifth trading day thereafter.

We are relying on an exemption from the registration requirements of the Act for the private placement of our securities under the Equity Purchase Agreement pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, Southridge is an “accredited investor” and/or qualified institutional buyer and the Investor has access to information about us and its investment.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement.  These risks include dilution of stockholders, significant decline in our stock price and our ability to draw sufficient funds under the Equity Purchase Agreement when needed.

Southridge will periodically purchase shares of our common stock under the Equity Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.

Southridge and any participating broker-dealers are “underwriters” within the meaning of the Securities Act.  All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holder nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by each of the Selling Security Holder as of the date hereof and the number of share of common stock being offered by each of the Selling Security Holder.  The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time.  However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.  All information with respect to share ownership has been furnished by the Selling Security Holder.  The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering

Southridge Partners II, LP (2)	0	200,000,000	0	0%

(1)

The number assumes the Selling Security Holder sells all of its shares being offering pursuant to this prospectus.

(2)

Southridge Partners II, LP is a limited partnership organized and exiting under the laws of Bermuda. Southridge Investment Group, LLC is the managing partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge. Stephen M. Hicks is the managing member of Southridge Investment Group, LLC, and he has sole voting and investment power over the shares beneficially owned by Southridge Investment Group, LLC.

The number assumes that Southridge purchase the maximum amount of registrable Put Shares in this registration statement.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 200,000,000 shares issued pursuant to the Equity Purchase Agreement held by the Selling Security Holder.

The Selling Security Holder and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

To the extent permitted by law, the Selling Security Holder may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The Selling Security Holder or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder.  In addition, the Selling Security Holder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a  Selling Security Holder under this prospectus.

The Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the selling stockholders.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. We will file a supplement to this prospectus if a Selling Stockholder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holder.  The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement.  For each share of common stock purchased under the Equity Purchase Agreement, Southridge will pay 92% of the average of the two lowest Bid Prices during the Valuation Period.

In connection with the Equity Purchase Agreement, the Company issued to Southridge shares of a new series of non-voting preferred stock with a stated value equal to $25,000, that are convertible into shares of the Company’s common stock at a conversion price equal to $0.0003 per share.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect Southridge to pay these expenses.  We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $55,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge.  We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement.

LEGAL MATTERS

Lucosky Brookman LLP, 33 Wood Avenue South, 6th Floor, Iselin, NJ 08830, will pass upon the validity of the Common Stock being offered hereby.

EXPERTS

The financial statements for the Company for the fiscal years ended 2011 and 2010 have been audited by MaloneBailey, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their respective reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby.  This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the Commission.  Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the Commission at 100 F Street N.E, Washington D.C. 20549.  Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates.  You may call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.  Because we file documents electronically with the Commission, you may also obtain this information by visiting the Commission’s Internet website at http://www.sec.gov.

LEFT BEHIND GAMES INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

Left Behind Games Inc.

We have audited the accompanying consolidated balance sheets of Left Behind Games Inc. and its wholly-owned subsidiary (collectively, the “Company’) as of March 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As disclosed in Note 14, the Company restated its consolidated financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Left Behind Games Inc. and its wholly-owned subsidiary as of March 31, 2011 and 2010, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 3 to the consolidated financial statements, the Company has incurred significant operating losses and negative cash flows from operations. These items, among other matters, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of this uncertainty.

MaloneBailey, LLP

Houston, TX

August 3, 2011

LEFT BEHIND GAMES INC.
CONSOLIDATED BALANCE SHEETS

	31-Mar	31-Mar
	2011	2010
		(Restated)
ASSETS
Current Assets
Cash	$21,180	$48,013
Restricted cash	30,000	30,163
Accounts receivable	-	6,915
Inventories, net	304,479	149,014
Prepaid royalties	27,538	121,851
Prepaid expenses and other current assets	62,551	562
Total current assets	445,748	356,518

Property and equipment, net	52,428	20,158
Intangible assets	9,899	-
Other assets	35,927	5,927
Total assets	$544,002	$382,603

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$1,597,350	$1,687,939
Payroll liabilities payable	326,294	270,705
Convertible debt, net of discount of $24,898 and $0	34,166	382,561
Notes payable	20,000	95,737
Deferred revenue	101,060	100,401
Total current liabilities	2,078,870	2,537,343

Commitments and Contingencies	-	-

Stockholders’ Deficit
Undesignated preferred stock, $0.001 par value, 39,989,000 shares authorized, none issued and outstanding	-	-
Series A convertible preferred stock, $0.001 par value; 3,586,245 shares authorized; 3,586,245 shares issued and outstanding; liquidation preference of $188,500	3,586	3,586
Series B convertible preferred stock, $0.001 par value; 16,413,755 shares authorized; 7,890,529 and 11,040,929 shares issued and outstanding as of March 31, 2011 and 2010, respectively	7,891	11,041
Series C preferred stock, $0.001 par value: 10,000 shares authorized, issued and outstanding as of March 31, 2011 and 2010	10	10
Series D convertible preferred stock, $0.001 par value; 1,000 shares authorized, 9 shares issued and outstanding as of March 31, 2011 and 2010, respectively	-	-
Common stock, par value $0.001 per share; 5,000,000,000 shares authorized; 5,366,945,531 and 2,291,026,869 shares issued and outstanding as of March 31, 2011 and 2010, respectively	5,366,946	2,291,027
Treasury Stock	24,500	24,500
Additional paid-in capital	63,932,368	60,897,422
Accumulated deficit	(70,870,169)	(65,382,326)
Stockholders’ deficit	(1,534,868)	(2,154,740)
Total liabilities and stockholders’ deficit	$544,002	$382,603

The accompanying notes are an integral part of these consolidated financial statements.

LEFT BEHIND GAMES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the	For the
	Fiscal Year Ended	Fiscal Year Ended
	March 31,	March 31,
	2011	2010
		(Restated)
Net revenues	$1,600,407	$115,363

Cost and expenses:
Cost of sales – product costs	696,428	58,382
Cost of sales – intellectual property costs	73,538	19,057
Selling, general and administrative	929,815	1,038,790
Consulting and professional fees	1,918,430	9,193,481
Wages and salaries	1,606,636	4,152,041
Product development	1,680,578	1,600,807
Total costs and expenses	6,905,425	16,062,558

Operating loss	(5,305,018)	(15,947,195)

Other income (expense):
Interest expense, net	(104,733)	(3,176,226)
Loss on settlement of debt	(78,092)	(2,204,434)
Total other expense	(182,825)	(5,380,660)

Net profit (loss)	$(5,487,843)	$(21,327,855)

Basic and diluted profit (loss) per common share	$(0.00)	$(0.02)

Weighted average number of common shares outstanding	3,749,866,975	1,173,356,216

The accompanying notes are an integral part of these consolidated financial statements.

LEFT BEHIND GAMES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE TWO YEARS ENDED MARCH 31, 2011

												Additional		Total
	Common Stock		Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C		Preferred Stock - Series D		Treasury	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Capital	Deficit	Deficit

Balances, April 1, 2009 (Restated)	516,539,175	$516,539	3,586,246	$3,586	11,080,929	$11,081	-	$-	-	$-	$-	$40,031,269	$(44,054,471)	$(3,491,996)
Common shares issued to third parties for services	236,666,654	236,667	-	-	-	-	-	-	-	-	-	1,435,540	-	1,672,207
Common shares issued for cash	588,964,996	588,965	-	-	-	-	-	-	-	-	24,500	715,916	-	1,329,381
Common shares for settlement of debt and accounts payable	511,316,043	511,316	-	-	-	-	-	-	-	-	-	6,255,355	-	6,766,671
Common shares issued to employees for services	6,000,000	6,000	-	-	-	-	-	-	-	-	-	124,668	-	130,668
Preferred Series D shares issued for services	-	-	-	-	-	-	-	-	110	-	-	3,385,005	-	3,385,005
Preferred Series C shares issued for services	-	-	-	-	-	-	10,000	10	-	-	-	-	-	10
Conversion of Preferred Series D to common stock	151,500,000	151,500	-	-	-	-	-	-	(101)	-	-	(151,500)	-	-
Conversion of Preferred Series B to common stock	40,000	40	-	-	(40,000)	(40)	-	-	-	-	-	-	-	-
Convertible debt issued for services	-	-	-	-	-	-	-	-	-	-	-	8,523,500	-	8,523,500
Penalty payments received from shareholder for dilutive stock sales	-	-	-	-	-	-	-	-	-	-	-	777,669	-	777,669
Common shares issued for conversion of debt	280,000,000	280,000	-	-	-	-	-	-	-	-	-	(200,000)	-	80,000
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(21,327,855)	(21,327,855)

Balances, March 31, 2010 (Restated)	2,291,026,869	2,291,027	3,586,246	3,586	11,040,929	11,041	10,000	10	9	-	24,500	60,897,422	(65,382,326)	(2,154,740)
Common shares issued to third parties for services	629,223,486	629,223	-	-	-	-	-	-	-	-	-	543,282	-	1,172,505
Common shares issued for cash	868,548,940	868,549	-	-	-	-	-	-	-	-	-	(129,622)	-	738,927
Common shares for settlement of debt and accounts payable	275,270,325	275,271	-	-	-	-	-	-	-	-	-	319,333	-	594,604
Common shares issued for conversion of debt	1,231,000,000	1,231,000	-	-	-	-	-	-	-	-	-	(895,063)	-	335,938
Convertible debt issued for services	-	-	-	-	-	-	-	-	-	-	-	3,128,000	-	3,128,000
Discount from beneficial conversion feature on debt	-	-	-	-	-	-	-	-	-	-	-	25,000	-	25,000
Common shares issued for anti-dilution price protection	43,225,511	43,226	-	-	-	-	-	-	-	-	-	60,516	-	103,742
Conversion of Preferred Series B to common stock	3,150,400	3,150	-	-	(3,150,400)	(3,150)	-	-	-	-	-	-	-	-
Common shares issued for inventory	25,500,000	25,500	-	-	-	-	-	-	-	-	-	(16,500)	-	9,000
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(5,487,843)	(5,487,843)

Balances, March 31, 2011	5,366,945,531	$5,366,946	3,586,246	$3,586	7,890,529	$7,891	10,000	$10	9	$-	$24,500	$63,932,368	$(70,870,169)	$(1,534,868)

The accompanying notes are an integral part of these consolidated financial statements.

LEFT BEHIND GAMES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Fiscal Year Ended March 31,
	2011	2010
		(Restated)
Cash flows from operating activities:
Net loss	$(5,487,843)	$(21,327,855)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	34,424	29,091
Amortization of note discount	102	369,144
Common shares issued to third parties for services	1,172,505	1,672,207
Change in reserve for inventory obsolescence	50,643	-
Common shares issued to employees for services	-	130,668
Common shares issued for anti-dilution price protection	103,742	-
Loss on settlement of debt	78,092	4,975,333
Preferred Series D shares issued for services	-	3,385,005
Preferred Series C shares issued for services	-	10
Convertible debt issued for services	3,218,000	8,898,500
Changes in operating assets and liabilities:
Accounts receivable	6,915	(4,869)
Inventory	(197,108)	32,955
Prepaid expenses and other current assets	32,324	(112,134)
Intangibles and other assets	(39,899)	-
Accounts payable	369,606	189,585
Deferred income	659	(39)
Accrued expenses	(86,391)	(307,778)
Net cash used in operating activities	(744,229)	(2,070,177)

Cash flows from investing activities:
Change in restricted cash	163	(30,000)
Purchases of property and equipment	(66,694)	-
Net cash used in investing activities	(66,531)	(30,000)

Cash flows from financing activities:
Proceeds from issuance of notes payable	45,000	35,000
Penalty payments received from shareholder for dilutive stock sales	-	777,669
Common shares issued for cash	738,927	1,329,381
Net cash provided by financing activities	783,927	2,142,050

Net increase (decrease) in cash	(26,833)	41,873
Cash at beginning of period	48,013	6,140
Cash at end of period	$21,180	$48,013

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Common shares issued for conversion of debt	$335,938	$280,000
Common shares for settlement of debt and accounts payable	516,512	1,791,338
Common shares issued for inventory	9,000	-
Discount from beneficial conversion feature on debt	25,000	-
Conversion of Preferred Series D to common stock	-	151,500
Conversion of Preferred Series B to common stock	3,150	40

The accompanying notes are an integral part of these consolidated financial statements.

LEFT BEHIND GAMES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended March 31, 2011 and 2010

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

We were incorporated on August 27, 2002 under the laws of the State of Delaware for the purpose of engaging in the business of producing, distributing and selling video games and associated products. We completed the development of a video game based upon the popular LEFT BEHIND series of novels published by Tyndale House Publishers (“Tyndale”) and as of November 2006 began commercially selling the video game to retail outlets nationwide.

We hold an exclusive worldwide license (the “License”) from Tyndale to develop, manufacture and distribute video games and related products based on the LEFT BEHIND series of novels published by Tyndale.

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of Left Behind Games Inc. and its wholly owned subsidiary, Left Behind Games, Inc. d/b/a Inspired Media Entertainment.

Risks and Uncertainties

We maintain our cash accounts with various financial institutions. Accounts at this financial institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At March 31, 2011 and 2010, we did not have balances in excess of the FDIC insurance limit.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our significant estimates include recoverability of prepaid royalties and long-lived assets, the realizability of accounts receivable, inventories and deferred tax assets.

Software Development Costs

Research and development costs, which consist of software development costs, are expensed as incurred. Software development costs primarily include payments made to independent software developers under development agreements. Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed, provides for the capitalization of certain software development costs incurred after technological feasibility of the software is established or for the development costs that have alternative future uses. We believe that the technological feasibility of the underlying software is not established until substantially all product development is complete, which generally includes the development of a working model. No software development costs have been capitalized to date.  No software development costs were expensed in the fiscal years ended March 31, 2011 and 2010.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with an original maturity of three months or less when purchased, to be cash equivalents.

Cost of Sales

Cost of sales consists of product costs, royalty expenses, license costs and inventory-related operational expenses.

Inventories

Raw materials, work in process and finished goods are stated at the lower of average cost or market.  Inventory is composed of finished computer games and parts for computer games, which are located in the warehouse located in our Temecula, California headquarters and also at our primary distributor, Synnex.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which generally range from 3 to 5 years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statement of operations.

Royalties

Royalty-based obligations with content licensors are either paid in advance and capitalized as prepaid royalties or are accrued as incurred and subsequently paid. These royalty-based obligations are generally expensed to cost of goods sold at the greater of the contractual rate or an effective royalty rate based on expected net product sales.

Our license agreements require payments of royalties to the licensors. The license agreements provide for royalties to be calculated as a specified percentage of sales. Royalties payable calculated using the agreement percentage rates are being recognized as cost of sales as the related sales are recognized. Guarantees advanced under the license agreement are recorded as a component of cost of sales during the period in which the Company is contractually obligated to make minimum guaranteed royalty payments.

During the years ended March 31, 2011 and 2010, we recorded our royalty expense in our cost of sales – intellectual property as follows:

	Fiscal Year Ended March 31,
	2011	2010
Left Behind License	$59,783	$3,196
Charlie Church Mouse License	600	10,155
Keys of the Kingdom License	13,155	5,706
Total Cost of Sales - intellectual Property Costs	$73,538	$19,057

Long-Lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the present value of estimated future cash flows. As of March 31, 2011, we believe there is no impairment of our long-lived assets. There can be no assurance, however, that market conditions will not change or that there will be demand for our products, which could result in impairment of long-lived assets in the future.

Income Taxes

We account for income taxes under the provisions of ASC 740, Accounting for Income Taxes. Under ASC 740, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Stock-Based Compensation

The Company follows ASC 718, “Accounting for Stock-Based Compensation" to account for stock-based compensation to employees. It defines a fair value based method of accounting for an employee stock option or similar equity instrument.

The Company accounts for share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

Restricted Cash

Restricted cash is comprised of $30,000 that we have deposited into an escrow account with a law firm.  We agreed to hold these funds in escrow as support for future compensation as a condition to hiring a key game developer.

Basic and Diluted Loss per share

Basic loss per common share is computed by dividing net loss by the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted loss per share are the same for the periods presented as the effect of warrants and convertible deferred salaries on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. If such amounts were included in diluted loss per share, they would have resulted in weighted average common shares of 582,151,442 and 688,596,363 for the years ended March 31, 2011 and 2010, respectively.

Fair Value of Financial Instruments

Our financial instruments consist of cash, accounts receivable, accounts payable, related party advances, notes payable and accrued expenses. The carrying amounts of these financial instruments approximate their fair value due to their short maturities or based on rates currently available to the Company for notes payable.

Revenue Recognition

We evaluate the recognition of revenue based on the criteria set forth in Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions and Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104, Revenue Recognition. We evaluate revenue recognition using the following basic criteria and recognize revenue when all four of the following criteria are met:

•

Persuasive evidence of an arrangement exists: Evidence of an agreement with the customer that reflects the terms and conditions to deliver products must be present in order to recognize revenue.

•

Delivery has occurred: Delivery is considered to occur when the products are shipped and risk of loss and reward have been transferred to the customer.

•

The seller’s price to the buyer is fixed and determinable: If an arrangement includes rights of return or rights to refunds without return, revenue is recognized at the time the amount of future returns or refunds can be reasonably estimated or at the time when the return privilege has substantially expired in accordance with SFAS No. 48, Revenue Recognition When Right of Return Exists. If an arrangement requires us to rebate or credit a portion of our sales price if the customer subsequently reduces its sales price for our product to its customers, revenue is recognized at the time the amount of future price concessions can be reasonably estimated, or at the time of customer sell-through.

•

Collectibility is reasonably assured: At the time of the transaction, we conduct a credit review of each customer involved in a significant transaction to determine the creditworthiness of the customer. Collection is deemed probable if we expect the customer to be able to pay amounts under the arrangement as those amounts become due. If we determine that collection is not probable, we recognize revenue when collection becomes probable (generally upon cash collection).

After considering (i) the limited sales history of our product, (ii) the limited business history with our primary channel partner and largest retail customer, (iii) the limited number of sales transactions, and (iv) the competitive conditions in the software industry, we determined that return privileges and price protection rights granted to our customers impacted our ability to reasonably estimate sales returns and future price concessions, and therefore, we were unable to conclude that our sales arrangements had a fixed and determinable price at the time our inventory was shipped to customers.

For sales to our primary channel partner and largest retail customer, we defer revenue recognition until the resale of the products to the end customers, or the “sell-through method.” Under sell-through revenue accounting, accounts receivable are recognized and inventory is relieved upon shipment to the channel partner or retail customer as title to the inventory is transferred upon shipment, at which point we have a legally enforceable right to collection under normal terms. The associated sales and cost of sales are deferred by recording “deferred income – product sales” (gross profit margin on these sales) as shown on the face of the consolidated balance sheet. When the related product is sold by our primary channel partner or our largest retail customer to their end customers, we recognize previously deferred income as sales and cost of sales. As our primary channel partner and largest retail customer provided us with sporadic sell-through information during the fiscal year ended March 31, 2011, we only recognized as sales the cash received from those entities. Our primary channel partner confirmed our accounts receivable balance of $6,915 as of March 31, 2010 and also paid us that amount subsequent to March 31, 2010.  There was no accounts receivable balance as of March 31, 2011.

For sales to our on-line store customers, revenues are deferred until such time as the right of return privilege granted to the customers lapses, which is 30 days from the date of sale for unopened games.

For sales to our Christian bookstore customers and all other customers that cannot provide us with sell-through information and for which we may accept product returns from time to time, revenues are recognized only upon collection of funds from the customers.

In the future, we intend to continue using the sell-through methodology with our primary channel partner and largest retail customer. We also plan to continue recognizing sales on our on-line store after a one month lag to allow for the right that we have given our on-line customers to return unopened games for 30 days.

We continue to accumulate historical product return and price concession information related to our Christian bookstore customers and all other customers. In future periods, we may elect to return to the accrual methodology of recording revenue for those customers upon shipment with estimated reserves at which time we believe we can reasonably estimate returns and price concessions to these customers based upon our historical results.

See Note 13 for additional information regarding our revenues.

Revenue from Sales of Consignment Inventory. We have placed consignment inventory with certain customers. We receive payment from those customers only when they sell our product to the end consumers. We recognize revenue from the sale of consignment inventory only when we receive payment from those customers.

Shipping and Handling. In accordance with ASC 605-45-50-2, Accounting for Shipping and Handling Fees and Costs, we recognize amounts billed to customers for shipping and handling as revenue. Additionally, shipping and handling costs incurred by us are included in cost of goods sold.

We promote our products with advertising, consumer incentive and trade promotions. Such programs include, but are not limited to, cooperative advertising, promotional discounts, coupons, rebates, in-store display incentives, volume based incentives and product introductory payments (i.e. slotting fees). In accordance with ASC 605-50-45, Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendors Products, certain payments made to customers by the Company, including promotional sales allowances, cooperative advertising and product introductory expenditures have been deducted from revenue.

During the fiscal year ended March 31, 2011, we had the following amounts deducted from revenue:

Samples	$2,499
Cost of presenting at vendor show	1,308
Retail program deductions	581
Defective allowance	97,201
Cost of games returned to distributor	130,478
Total Deductions	$232,067

During the fiscal year ended March 31, 2010, we had the following amounts deducted from revenue:

Manufacturing costs paid by our distributor	$32,332
Cost of presenting at vendor show	1,500
Retail program deductions	11,684
Cost of games returned to distributor	2,076
Total Deductions	$47,592

Customer Concentrations

During the year ended March 31, 2011, one customer accounted for 88% of net sales. In the year ended March 31, 2010, a different customer represented 15% of net sales.

Advertising Costs

The Company expenses the production costs of advertising the first time the advertising takes place. During the year ended March 31, 2011 and 2010, the Company expensed $132,856 and $0 of advertising costs.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of LBG as a going concern. We have incurred net losses of $5,487,843 and $21,327,855 during the years ended March 31, 2011 and 2010, respectively, and had an accumulated deficit of $70,870,169 at March 31, 2011. In addition, we used cash in our operations of $744,229 and $2,070,177 during the years ended March 31, 2011 and 2010, respectively.

These matters, among others, raise substantial doubt about the ability of LBG to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and to repay the liabilities arising from normal business operations when they come due. We plan to continue to provide for our capital requirements by issuing additional equity securities. No assurance can be given that additional capital will be available when required or on terms acceptable to us. We also cannot give assurance that we will achieve significant revenues in the future. The outcome of these matters cannot be predicted at this time and there are no assurances that if achieved, we will have sufficient funds to execute our business plan or generate positive operating results.

NOTE 4 - INVENTORIES

Inventories consisted of the following at March 31, 2011 and 2010:

	2011	2010
Raw Materials	$21,237	$86,616
Finished Goods	333,885	62,398
Subtotal	355,122	149,014
Less: reserve for obsolescence	(50,643)	-
Total Inventories	$304,479	$149,014

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2011 and 2010:

	2011	2010
Office furniture and equipment	$10,799	$2,764
Leasehold improvements	1,889	839
Computer equipment	195,089	137,480
	207,777	141,083

Less accumulated depreciation	(155,349)	(120,925)

Property and equipment, net	$52,428	$20,158

Depreciation expense for the years ended March 31, 2011 and 2010 was $34,424 and $29,091, respectively.

NOTE 6 - INCOME TAXES

The tax effect of temporary differences that give rise to significant portions of the deferred tax asset at March 31, 2011 and 2010 are presented below:

	2011	2010
Deferred tax assets:
Net operating loss carryforwards	$2,981,000	$2,661,000
Less valuation allowance	(2,981,000)	(2,661,000)

Net deferred tax assets	$--	$--

As of March 31, 2011 and 2010, we had net operating loss carry-forwards of approximately $8,518,000 and $7,603,000 available to offset future taxable Federal and state income. The Federal and state net operating loss carryforwards expire at various dates through 2026 and 2031, respectively.  The Company has no uncertain tax positions under ASC 740-10.

Section 382 of the Internal Revenue Code may limit utilization of our Federal and California net operating loss carryforwards upon any change in control of the Company.

NOTE 7 - STOCKHOLDERS’ EQUITY

Common Stock

We are authorized to issue ten billion (10,000,000,000) shares of common stock, $0.001 par value per share. The holders of our common stock are entitled to one vote per share of common stock held and have equal rights to receive dividends when, and if, declared by our Board of Directors, out of funds legally available therefore, subject to the preference of any holders of preferred stock. In the event of liquidation, holders of common stock are entitled to share ratably in the net assets available for distribution to stockholders, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights.

During the fiscal year ended March 31, 2011, we completed the following transactions involving our common stock:

-

we raised net proceeds of $738,927 from the sale of 868,548,940 shares of our common stock

-

we issued to independent third parties 629,223,486 shares of common stock for services provided, valued at $1,172,505. All shares issued to third parties during the year were fully vested and non-forfeitable on the date of grant, resulting in the entire amount of $1,172,505 being expensed during fiscal 2011

-

we issued 275,270,325 shares of common stock with a fair value of $594,604 for settlement of notes payable and accounts payable with a carrying value of $516,512.  The difference between the fair value of the common stock and the carrying value of the payables settled of $78,092 was recorded as a loss on settlement of debt

-

we issued 1,231,000,000 shares of common stock for conversion of $335,938 of debt originally issued under consulting arrangements described in Note 13

-

we issued 43,225,511 shares of common stock with a fair value of $103,742 to certain private placement investors for anti-dilution price protection.  The anti-dilution provisions of their original subscription agreements expired in September of 2010

-

we issued 3,150,400 shares of common stock for the conversion of an equivalent number of shares of preferred stock – series B

-

we issued 25,500,000 shares of common stock with a fair value of $9,000 for inventory

During the fiscal year ended March 31, 2010 we completed the following transactions involving our common stock:

-

we raised net proceeds of $1,329,381 from the sale of 588,964,996 shares of our common stock

-

we issued to independent third parties 236,666,654 shares of common stock for services provided, valued at $1,672,207. All shares issued to third parties during the year were fully vested and non-forfeitable on the date of grant, resulting in the entire amount of $1,672,207 being expensed during fiscal 2010

-

we issued 511,316,043 shares of common stock with a fair value of $6,766,671 for settlement of notes payable and accounts payable with a carrying value of $1,791,338.  The difference between the fair value of the common stock and the carrying value of the payables settled of $4,975,333 was recorded as a loss on settlement of debt.  $2,770,899 of the $4,975,533 loss related to induced conversions on convertible notes payable where we issued more shares than were required under the original note agreements.  The loss on these induced conversions of $2,770,899 is included in interest expense in the consolidated statement of operations.

-

we issued 280,000,000 shares of common stock for conversion of $80,000 of debt originally issued under consulting arrangements described in Note 13

-

we issued 6,000,000 shares of common stock with a fair value of $130,668 to an employee for services provided

-

we issued 40,000 shares of common stock for the conversion of an equivalent number of shares of preferred stock – series B

-

we issued 151,500,000 shares of common stock for the conversion of 101 shares of preferred stock – series D

Preferred Stock

We are authorized to issue Sixty Million (60,000,000) shares of $0.001 par value preferred stock of which 3,586,245 preferred A shares, 7,890,529 preferred B shares, 10,000 preferred C shares and 9 preferred D shares are issued and outstanding as of March 31, 2011.   The various series of preferred stock do not have any dividend rights.

Preferred A and B shares are convertible on a one for one basis with our common stock at the sole discretion of the holder. Each preferred A share vote is equal to one common stock vote. The preferred stock is entitled to preference over the common stock with respect to the distribution of our assets in the event of our liquidation, dissolution, or winding-up, whether voluntarily or involuntarily, or in the event of any other distribution of our assets of among the shareholders for the purpose of winding-up our affairs. The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock. The holders of series A preferred stock have a liquidation preference equal to the sum of the converted principal, accrued interest and value of converted common stock, aggregating $188,500 at March 31, 2011 and March 31, 2010, respectively.

The authorized number of shares of Series C Preferred Stock is Ten Thousand (10,000). The holders of the Series C Preferred Stock shall be entitled to vote on all matters to be voted upon by the holders of the Company’s common stock and each share shall have the voting equivalent of one million (1,000,000) shares of common stock. Series C Preferred Shares have an aggregate liquidation preference of $100.  During the year ended March 31, 2010, we issued 10,000 shares of Series C Preferred Stock with a fair value of $10 to our chief executive officer for services provided.

According the Certificate of Designations for the Series C Preferred Stock, the holders of the Series C Preferred Stock are entitled to vote on all matters to be voted upon by the holders of the Company’s common stock and each share shall have the voting equivalent of one million (1,000,000) shares of common stock.  The ownership of the Series C Preferred Stock gives our CEO the voting equivalency of 10 billion shares plus his other voting securities that he might own from time to time

The authorized number of Series D Preferred Stock is One Thousand (1,000). The holders of the Series D Preferred Stock shall be entitled to vote on all matters to be voted upon by the holders of the Company’s common stock and each share shall have the voting equivalent of one million (1,000,000) shares of common stock. Each holder of Series D Stock shall have the right, at such holder’s option, at any time or from time to time from and after the day immediately following the date the Series D Stock is first issued, to convert each share of Series D Stock into one million (1,000,000) fully-paid and non-assessable shares of the Company’s common stock.  During the year ended March 31, 2010, we issued 110 shares of Series D Preferred Stock with a fair value of $3,385,005 to our directors for services provided.

NOTE 8 - STOCK WARRANTS

From time to time, we issue warrants pursuant to equity financing arrangements.

The fair value of each warrant granted during the years ended March 31, 2011 and 2010 to consultants and other service providers is estimated using the Binomial Lattice option-pricing model on the date of grant.

The following table represents a summary of the warrants outstanding at March 31, 2011 and 2010 and changes during the years then ended:

	2011		2010
	Warrants	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding, beginning of year	5,868,750	$0.05	7,677,732	$0.12
Issued	--	--	--	--
Expired/forfeited	(5,868,750)	0.05	(262,107)	2.23
Exercised	--	--	(1,546,875)	0.05
Outstanding and exercisable, end of year	--	$--	5,868,750	$0.05
Weighted average fair value of warrants issued		$--		$--

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Guarantees and Indemnities

We have made certain indemnities and guarantees, under which we may be required to make payments to a guaranteed or indemnified party in relation to certain actions or transactions. We indemnify our directors, officers, employees and agents, as permitted under the laws of the State of Delaware. We have also indemnified our consultants, investment bankers, sublicensor and distributors against any liability arising from the performance of their services or license commitment, pursuant to their agreements. In connection with our facility leases, we have indemnified our lessors for certain claims arising from the use of the facility. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments we could be obligated to make. Historically, we have not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

Antidilution Rights for Common Stock

In 2004, we entered into an agreement with Charter Financial Holdings, LLC in connection with consulting services. The compensation section of the agreement requires that we issue shares of our common stock to Charter sufficient to ensure that its ownership in LBG does not fall below one percent (1%) of our outstanding common stock. The result is that for each time we issue or sell stock, we must issue that amount of stock to Charter Financial Holdings, LLC to maintain their ownership percentage. Charter Financial Holdings, LLC is not required to pay additional consideration for those shares. We record the fair value of the additional shares of common stock issued under this provision as consulting expense in the period they are earned.  During fiscal 2011, we issued 35,063,042 shares of common stock with a fair value of $69,998 under this provision.  During fiscal 2011, we issued 16,901,207 shares of common stock with a fair value of $294,879 under this provision.

Employment Agreements

We have entered into employment agreements with of our chief executive officer. This contract provides for minimum annual salaries and is renewable annually. In the event of termination of this employment agreement by LBG without cause, we would be required to pay continuing salary payments for specified periods in accordance with the employment contract. Effective October 2009, our CEO, Troy Lyndon, had chosen not to receive a salary. However, the Board of Directors agreed on February 13, 2011 to provide him a base salary of $5,000 per month on a going-forward basis.

Leases

We operate in a 4,355 square foot sales and distribution facility in Temecula, California under a sublease agreement through October 2011. Its cost is $2,919 per month. Our lease ends each October and is renewable each year for 2 years at a similar lease rate.

Our commitments under the rent agreements for the next four fiscal years are as follows:

OPERATING LEASE COMMITMENTS

	FISCAL YEAR ENDED MARCH 31,
	2012	2013	2014	2015
Sales and distribution facility	$20,433	$--	$--	$--

Total Lease Commitments	$20,433	$--	$--	$--

Previously, our corporate offices consisted of a 3,500 square foot facility on 29995 Technology Drive in Murrieta, California under a lease agreement through May 2010. Its cost is $7,545 per month, with annual increases of four percent (4%). We abandoned that facility in March 2008 and in a legal settlement, our former landlord applied our $45,270 deposit to resolve the amount owed.

Left Behind License

On October 11, 2002, the publisher of the Left Behind book series granted us an exclusive worldwide license to use the copyrights and trademarks relating to the storyline and content of the books in the Left Behind series of novels for the manufacture and distribution of video game products for personal computers, CD-ROM, DVD, game consoles, and the Internet.

The license requires us to pay royalties based on the gross receipts on all non-electronic products and for electronic products produced for use on personal computer systems, and a smaller percentage of the gross receipts on other console game platform systems. According to the license agreement, within 30 days from the end of each month, the Company shall provide royalties to licensor based upon its agreement for the preceding month. Additionally, the license term of 3 years automatically renews to additional terms in perpetuity.

Charlie Church Mouse License

 In July 2007, we obtained an exclusive license to sell three (3) PC games featuring Charlie Church Mouse (“CCM”) to the CBA market from the publisher of the CCM games. The CCM games are educational software programs utilizing Bible stories designed for pre-school, kindergarten and early elementary age children. Under the license, we pay the author a royalty of twenty percent of gross margin collected from our customers. On May 12, 2010, we acquired the entire Charlie Church Mouse brand.

Keys of the Kingdom License

On May 20, 2008, we acquired the publishing and distribution rights to the PC game, Keys of the Kingdom. This new game features brain-teasing dynamics and inspirational scriptures. We agreed to pay the author a royalty of fifteen percent of gross margin collected from our customers.

Integrity Music License

We have a licensing agreement for songs distributed through Integrity Music. According to the license agreement, the term it has acquired is for the life of the product (Praise Champion) and beyond the initial 5,000 unit advance, we shall pay a 10% royalty for all music in each game title which uses the licensed music.

Payroll Taxes

As of March 31, 2011 and 2010, we owed accrued payroll taxes of $326,294 and $270,705, respectively, to various governmental authorities. This is a significant offense with the US government to which we may face significant penalties and operations could be harmed should the US government wish to enforce its rights to collect the payroll taxes and that our officers and directors, both past and present, are potentially liable for penalties.

Rule 144

We had arrangements with two consultants (see Note 13) which were terminated with an effective date of September 30, 2010. We are evaluating the structure of these consulting agreements to determine whether or not the consulting arrangement complied with the SEC rules & regulations. Accordingly, we have hired legal counsel to evaluate the agreement and request an interpretation from the SEC to ensure that there was no violation of the SEC rules or regulations.

Litigation

We are subject to litigation from time to time in the ordinary course of our business.

We are currently not involved in any other litigation or any pending legal proceedings that we believe could have a material adverse effect on our financial position or results of operations.

NOTE 10 - NOTES PAYABLE &CONVERTIBLE DEBT

During the fiscal years ended March 31, 2011 and 2010 we entered into several borrowing arrangements. The amounts borrowed under those arrangements are included in notes payable and convertible debt in the accompanying consolidated balance sheet.

Notes payable consist of the following at March 31, 2011:

	Face Amount of		Notes Payable,
	Notes Payable	Note Discounts	Net of Discounts
Individual loans	$20,000	$--	$20,000
Total notes payable	$20,000	$--	$20,000

Convertible debt consisted of the following at March 31, 2011:

	Face Amount of
	Convertible Debt	Note Discounts	Convertible Debt
Convertible debt from services (see Note 13)	$34,064	$--	$34,064
2 year convertible notes	25,000	(24,898)	102
Total notes payable	$59,064	$24,878	$34,166

During the fiscal year ended March 31, 2011, we recorded $20,305 of interest expense related to the contractual coupons of our notes payable and $102 from amortization of debt discounts on our convertible notes for a total of $20,408.

During fiscal 2011, the Company settled all of its notes payable that were outstanding as of March 31, 2010 through issuances of common stock.  See Note 8.

Notes payable consist of the following at March 31, 2010:

	Face Amount of		Notes Payable,
	Notes Payable	Note Discounts	Net of Discounts
Individual loans (in default)	$95,737	$--	$95,737
Total notes payable	$95,737	$--	$95,737

Convertible debt consisted of the following at March 31, 2010:

	Face Amount of
	Convertible Debt	Note Discounts	Convertible Debt
Convertible debt from services (see Note 13)	$295,000	$--	$295,000
1 year convertible notes (in default)	81,361	--	81,361
3 year convertible notes	6,200	--	6,200
Total notes payable	$382,561	$--	$382,561

During the fiscal year ended March 31, 2010, we recorded $200,106 of interest expense related to the contractual coupons of our notes payable and $369,144 from amortization of debt discounts on our convertible notes for a total of $569,250.

At March 31, 2010, $95,737 of our individual loans were in default and out 1 year convertible notes were in default.

Future minimum principal payments required under our notes payable are as follows:

Year Ending March 31,	Principal Amount
2012	$79,064
$79,064

Individual Loans

On March 15, 2011, the Company issued a $20,000 promissory note to an investor.  The investor is the same consultant that received convertible debt for services described in Note 13.  The note bears interest at 5% and is due in six months. During that same fiscal year, we settled $64,800 of our Individual Loans to common stock and exchanged an individual loan in the amount of $55,937 for a 2 Year Convertible Note.  The exchange was accounted for as an extinguishment of debt.  No loss was recognized on the extinguishment.  As a result of these conversions and transfer, we no longer had an Individual Loans in default as of March 31, 2011.  We had accrued $3,047 in interest related to the Individual Loans as of March 31, 2011.

During the fiscal year ended March 31, 2010, the noteholders agreed to convert $65,788 of the Individual Loans to common stock.  Additionally, we borrowed $25,000 from a different shareholder. At March 31, 2010 we were in default on $95,737 of the original Individual Loans and are not in default on the more recently funded $25,000 Individual Loan.  We had accrued $98,549 in interest related to the Individual Loans as of March 31, 2010.

One Year Convertible Notes Payable

During the fiscal year ended March 31, 2009, we borrowed $700,325 from certain shareholders under short term promissory notes (“One Year Notes Payable”).

During the fiscal year ended March 31, 2010, certain noteholders agreed to convert $653,964 of the One Year Notes Payable to common stock and another investor funded a new loan of $35,000, this resulted in a balance of $81,361 at March 31, 2010. The interest rate associated with the One Year Notes Payable is the 15% default interest rate. At March 31, 2010, we were in default on these short-term notes. We had accrued $47,607 in interest related to the One Year Notes Payable as of March 31, 2010.

During the fiscal year ended March 31, 2011, the remaining note holder converted his principal balance of $81,361 to common stock.

Two Year Convertible Notes Payable

During the fiscal year ended March 31, 2011, we borrowed $25,000 under a Two Year Convertible Note Payable from an individual and converted $60,000 in a Two Year Convertible Note Payable to common stock.  Due to the beneficial conversion feature (“BCF”) relating to the $25,000 Two Year Notes Payable that funded during fiscal 2011, we recorded a discount associated with the BCF of $25,000 and we are amortizing that discount over the terms of the note using the effective interest method.

Three Year Convertible Notes Payable

During the fiscal year ended March 31, 2009, we borrowed $92,675 from certain shareholders under promissory notes (“Three Year Notes Payable”).  During the fiscal year ended March 31, 2010, certain noteholders agreed to convert $86,475 of the Three Year Notes Payable to common stock; this resulted in a balance of $6,200 at March 31, 2010.  At March 31, 2010 we had accrued $7,144 in interest related to the Three Year Notes Payable.  During the fiscal year ended March 31, 2011, the two remaining note holders agreed to convert the remaining principal balance of $6,200 to common stock.

NOTE 11 - DEFERRED REVENUES

 In July 2006, we entered into a revenue share agreement with Double Fusion, an in-game advertising technology and service provider, under which Double Fusion will provide in-game advertising and product placement to go into our first video game product. Under this agreement, Double Fusion advanced $100,000 to us as an upfront deposit, which we received during the fiscal year ended March 31, 2007. Under the agreement, Double Fusion will pay us 65% of net advertising revenues as our part of the revenue share related to in-game advertising placements that they sell. Once they have recouped $100,000 from our 65% revenue share, we will recognize this $100,000 upfront deposit as revenue.

The $101,060 in deferred revenue shown on the March 31, 2011 consolidated balance sheet also includes $1,060 in cash collected through our on-line store sales during the month of March 2011 since our policy is to offer our on-line customers the right to return games for up to one month.

NOTE 12 – NOTE RECEIVABLE

We provided several no-interest short-term loans to another Christian videogame developer, Digital Praise, Inc., a California corporation (“DP”), to assist them with their working capital requirements. As of March 31, 2011, DP owed us $202,222.  We fully reserved for this note receivable as of March 31, 2010 as we consider its collectibility to be doubtful as a result of Digital Praise’s inability to pay in the foreseeable future.  This expense was included in selling, general and administrative expenses in our consolidated statements of operations.

NOTE 13 – CONVERTIBLE DEBT ISSUED FOR SERVICES AND SALES TO CONSULTANT

April 2009 Consulting Arrangement – Consultant #1

On September 2, 2008, the Company entered into a one-year consulting agreement (the “2008 Consulting Agreement”) with a consultant (the “Consultant”) pursuant to which, in exchange for services rendered by the Consultant to the Company, the Consultant received an aggregate of 8,500,000 shares of common stock of the Company.  In April of 2009, the Company added an addendum to 2008 Consulting Agreement (the “First Addendum”) whereby the Consultant also earned $10,000 per month for the services rendered and received an additional 20,000,000 shares of the Company’s common stock.  The First Addendum also provided that Consultant had the right to convert the monies owed under the amended consulting agreement into shares of common stock of the Company at a rate of $0.005 no later than March 31, 2010.  In April of 2009, the Company added a second addendum to the 2008 Consulting Agreement (the “Second Addendum”) whereby the conversion rate was reduced to $0.001 per share.  All other terms remained the same.  In April of 2009, the parties entered into the third addendum to the 2008 Consulting Agreement (the “Third Addendum”) whereby the Consultant agreed that in the event the Consultant sold common stock of the Company at a rate exceeding 10,000,000 shares per 30 calendar day period, the Consultant would pay the Company an early-sell fee for each period of $100,000 or an amount equally agreed upon by the Company and Consultant.

During the year ended March 31, 2010, the Company received $777,669 under this provision.  The Company recorded these fees against additional paid-in capital.

On July 23, 2009, the Company replaced the 2008 Consulting Arrangement with a new automatically renewable six month consulting agreement (the “2009 Consulting Agreement”) whereby the Consultant earned a sales commission but not less than $40,000 per month in exchange for services rendered.  The 2009 Consulting Agreement also stated that if during the term of such agreement, the Company does not pay the Consultant as scheduled, the Consultant shall have the choice to accept such monies owed at a later date or to convert such amounts owed into common stock of the Company at a rate of $0.001 per share, in the Consultant’s sole discretion.

On April 7, 2010, the Company replaced the 2009 Consulting Agreement with a new automatically renewable six month consulting agreement (the “2010 Consulting Agreement”) whereby the Consultant earned $10,000 per month in consideration for services rendered.  The 2010 Consulting Agreement also provided that in the event the Company does not pay the Consultant as scheduled, each such amount due shall become a stock purchase transaction with an effective date equal to the day of any such missed payment.  The stock purchase agreement provided that the Consultant was purchasing shares at a rate of $0.0001 per share.

January 2010 Consulting Arrangement – Consultant #2

In January of 2010, the Company entered into a development arrangement whereby a consultant earned $5,000 per month for services rendered. If the invoice was not paid at the end of the service month, the consultant has the option to receive shares at a conversion rate of $0.0000625 per share. Consequently, at the end of each month, the amount due under the consulting agreement becomes a convertible note. The note is not secured and has no other terms of repayment.

September 2010 Consulting Agreement – Consultant #3

In September of 2010, the Company entered into an agreement with a consultant to issue a $142,500 convertible note for services rendered.  The note is convertible into common stock at $0.001425 per share.  The note is not secured and has no other terms of repayment.

Accounting

In determining the fair value of the convertible debt issued for services, the Company followed guidance in ASC 470-20-30 “Convertible Instruments Issued to Nonemployees for Goods and Services.”  Under ASC 470-20-30, convertible instruments issued for services are to be valued using the measurement date as determined under ASC 505-50 “Equity-Based Payments to Non-Employees.”  In addition, ASC 470-20-30 provides guidance on determining fair value of convertible instruments issued for services as follows: (1) Fair value of services if determinable (2) Cash received for similar convertible instruments sold to unrelated parties or (3) At a minimum, the value of the equity that could be received if the instrument were converted.  The Company determined that the fair value of the common stock that could be received if the debt were converted was the best measure of fair value in the above transactions.  Accordingly the value of the underlying common stock on the measurement date, as determined by ASC 505-50, was used to determine the fair value of the convertible debt.  The Company estimated the fair value of the convertible notes issued to the consultants for services during the years ended March 31, 2011 and 2010 to be $3,218,000 and $8,898,500, respectively and recorded this amount as consulting expense.  During the years ended March 31, 2011, $335,938 of the convertible debt was converted into 1,231,000,000 shares of common stock and the consultants had an outstanding convertible debt balance of $34,063. During the year ended March 31, 2010, $80,000 of the convertible debt was converted into 280,000,000 shares of common stock and the consultants had an outstanding convertible debt balance of $295,000.

The arrangements with consultants #1 and #2 were terminated with an effective date of September 30, 2010. The company is evaluating the structure of these consulting agreements to determine whether or not the consulting arrangement complied with the SEC rules & regulations. Accordingly, the Company has hired legal counsel to evaluate the agreement and request an interpretation from the SEC to ensure that there was no violation of the SEC rules or regulations.

Sales to Consultant #1

During the year ended March 31, 2011, the Company recorded $1,385,649 of revenues from Lighthouse Distributors, Inc., a Company owned by Consultant #1.  These sales transactions were not related to the original consulting agreements and were not contemplated at the time the consulting agreements were entered into.

NOTE 14 - RESTATEMENT

We have restated our financial statements for the fiscal year ended March 31 2010, previously filed on July 14, 2010, and to correct certain general and administrative expenses related to a consulting arrangement during the fiscal year ended March 31, 2010 (see Note 13).  Except for the foregoing matters, no other information included in our original Form 10-K for the fiscal year ended March 31, 2010, is amended by this Form 10-K.

The following table shows the impact of this restatement on our consolidated statement of operations and consolidated balance sheet:

CONSOLIDATED STATEMENT OF OPERATIONS

Fiscal Year Ended March 31, 2010

	Previously Reported	Adjustments		Restated
Revenues	$111,572	$3,791	(1)	$115,363

Costs and expenses:
Cost of sales – product costs	46,645	11,737	(1)	58,382
Cost of sales – intellectual property costs	19,057	-		19,057
Wages and compensation – employees and directors	4,110,541	41,500	(2)	4,152,041
Consulting and professional fees	1,955,517	9,442,398	(3)	11,397,915
General and administrative	1,038,790	-		1,038,790
Product development	140,307	1,460,500	(4)	1,600,807
Operating loss	(7,199,285)	(10,952,344)		(18,151,629)

Other income (expense)	(637,715)	(2,538,511)	(5)	(3,176,226)
Net loss	$(7,837,000)	$(13,490,855)		$(21,327,855)

Basic and diluted loss per share:
Loss per share	$(0.01)	$(0.01)		(0.02)
Weighted average common shares	1,173,356,216	-		$1,173,356,216

(1) To correct sales and cost of sales.

(2) To correct wages and compensation expenses that were understated previously.

(3) To correct consulting and professional fees expenses to properly reflect the costs of consulting arrangements and to record corrections to accrued liabilities for items that were overstated previously.

(4) To correct product development expenses to properly reflect the costs of product development-related consulting arrangements and to record corrections to accrued liabilities for items that were overstated previously.

(5) To remove previous reserve against note receivable of $101,000 and to increase interest expense by $2,639,622 to reflect the induced conversions of certain notes payable to common stock.

CONSOLIDATED BALANCE SHEET

March 31, 2010

	Previously Reported	Adjustments		Restated
ASSETS:
Cash	$56,677	$(8,664)	(1)	$48,013
Restricted cash	30,000	163	(2)	30,163
Accounts receivable	6,915	-		6,915
Inventories	148,058	956	(2)	149,014
Prepaid royalties and other current assets	36,474	85,939	(3)	122,413
Current assets	278,124	78,394		356,518
Property and equipment, net	68,290	(48,132)	(4)	20,158
Intangible assets, net	85,938	(85,938)	(5)	-
Note receivable, net	101,111	(101,111)	(6)	-
Other assets	5,927	-		5,927
Total assets	$539,390	$(156,787)		$382,603

LIABILITIES & STOCKHOLDERS’ DEFICIT:
Accounts payable and accrued expenses	$2,350,525	$(662,586)	(8) (3)	$1,687,939
Convertible debt issued for services	-	295,000	(7)	295,000
Payroll liabilities payable	161,104	109,601	(8)	270,705
Notes payable, net of discounts	208,538	(25,240)	(10)	183,298
All other liabilities	78	100,323	(9)	100,401
Total liabilities	2,720,245	(182,902)		2,537,343

Stockholders’ deficit:
Series A preferred stock	3,586	-		3,586
Series B preferred stock	11,041	-		11,041
Series C preferred stock	-	10	(11)	10
Common stock	2,280,419	10,608	(10)	2,291,027
Treasury stock	24,500	-		24,500
Additional paid-in capital	47,338,235	13,559,187	(7)	60,897,422
Accumulated deficit	(51,838,636)	(13,543,690)	(7), (8), (5)	(65,382,326)
Stockholders’ deficit	(2,180,855)	26,115		(2,154,740)
Total liabilities and stockholders’ deficit	$539,390	$(156,787)		$382,603

(1) To correct cash that was overstated previously.

(2) To correct restricted cash and inventories that were understated previously.

(3) To correct prepaid royalties and other current assets that were understated previously.

(4) To increase accumulated depreciation that was understated.

(5) To write off intangible assets.

(6) To write off an uncollectible note receivable.

(7) To correct general and administrative expenses to properly reflect the costs of consulting arrangements.

(8) To correct wage and salary expense that was understated previously and to record corrections to accrued liabilities for items that were overstated previously.

(9) To reclass $100,323 in deferred revenue from accounts payable and accrued expenses to other liabilities.

(10) To correct notes payable as an equity investment was previously recorded as a note payable.

(11) To recognize the par value of series C preferred stock that was previously recorded in additional paid-in capital.

NOTE 15 - SUBSEQUENT EVENTS

From April 1, 2011 through July 31, 2011, we borrowed a total of $158,000 from a third party. The loans bear interest at 5% per annum and are due within six months from the date of the note.

From May 1, 2011 through June 30, 2011, we borrowed a total of $25,000 from a third party. The loans bear interest at 10% per annum and are due within two years from the date of the note.

From April 1, 2011 through July 31, 2011, we received $205,812 in net proceeds from the sale of 733,314,805 shares of common stock to accredited investors.

From April 1, 2011 through July 31, 2011, we issued 173,737,374 shares to consultants and contractors for services rendered through July 31, 2011.

From April 1, 2011 through July 31, 2011, we issued 40,000,000 shares to debt and convertible note holders for the conversion of debt and accrued interest.

From April 1, 2011 through July 31, 2011, we issued 56,250,000 shares to employees as bonuses.

From April 1, 2011 through July 31, 2011, we issued 1,306,258,009 to shareholders of convertible warrants that were issued subsequent to March 31, 2011.

As of July 15, 2011, we are in the process of restructuring our purchase of the assets of MyPraize, LLC, due to the company’s inability to pay for the cash compensation of the acquisition agreement. MyPraize, LLC has indicated in writing a desire for such restructuring to provide us an additional 9 months to provide such cash necessary to complete the monetary compensation of the acquisition.

LEFT BEHIND GAMES INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	30-Jun	31-Mar
	2011	2011
ASSETS
Current Assets
Cash	$24,616	$21,180
Restricted cash	100	30,000
Inventories, net	305,380	304,479
Prepaid royalties	27,538	27,538
Prepaid expenses and other current assets	61,105	62,551
Total current assets	418,739	445,748

Property and equipment, net	41,661	52,428
Intangible assets	9,899	9,899
Other assets	35,927	35,927
Total assets	$506,226	$544,002

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$1,667,253	$1,597,350
Payroll liabilities payable	349,474	326,294
Notes payable, net	156,380	54,166
Deferred revenue	100,423	101,060
Total current liabilities	2,273,530	2,078,870

Commitments and Contingencies	-	-

Stockholders' Deficit
Undesignated preferred stock, $0.001 par value, 39,989,000 shares authorized, none issued and outstanding	-	-
Series A convertible preferred stock, $0.001 par value; 3,586,245 shares authorized; 3,586,245 shares issued and outstanding; liquidation preference of $188,500	3,586	3,586
Series B convertible preferred stock, $0.001 par value; 16,413,755 shares authorized; 7,890,529 and 7,890,529 shares issued and outstanding as of June 30, 2011 and March 31, 2011, respectively	7,891	7,891
Series C preferred stock, $0.001 par value: 10,000 shares authorized, issued and outstanding as of June 30, 2011 and March 31, 2011	10	10
Series D convertible preferred stock, $0.001 par value; 1,000 shares authorized, 9 shares issued and outstanding as of June 30, 2011 and March 31, 2011, respectively	-	-
Common stock, par value $0.001 per share; 10,000,000,000 shares authorized; 7,795,992,203 and 5,366,945,531 shares issued and outstanding as of June 30, 2011 and March 31, 2011, respectively	7,795,992	5,366,946
Treasury Stock	29,800	24,500
Additional paid-in capital	62,415,611	63,932,368
Accumulated deficit	(72,020,194)	(70,870,169)
Stockholders' deficit	(1,767,304)	(1,534,868)

Total liabilities and stockholders' deficit	$506,226	$544,002

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LEFT BEHIND GAMES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended June 30, 2011	For the Three Months Ended June 30, 2010
Net revenues	$24,637	$39,894

Cost and expenses:
Cost of sales – product costs	5,412	13,241
Cost of sales – intellectual property costs	92	1,393
Selling, general and administrative	111,371	1,181,337
Consulting and professional fees	451,284	1,218,552
Wages and salaries	437,863	307,832
Product development	163,571	215,894
Total costs and expenses	1,169,593	2,938,249

Operating loss	(1,144,956)	(2,898,355)

Other income (expense):
Interest expense, net	5,069	14,447
Total other expense	5,069	14,447

Net profit (loss)	$(1,150,025)	$(2,912,802)
	-
Basic and diluted profit (loss) per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	6,258,713,268	2,567,152,201

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LEFT BEHIND GAMES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(1,150,025)	$(2,912,802)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,767	11,021
Amortization of note discount	264	-
Common shares issued to third parties for services	254,100	306,790
Common shares issued for anti-dilution price protection	59,614	103,742
Shares issued under warrant exercises	418,913	-
Interest paid in common stock	-	4,065
Convertible debt issued for services	-	2,227,000
Changes in operating assets and liabilities:
Accounts receivable	-	6,915
Inventory	(901)	2,557
Prepaid expenses and other current assets	1,446	47,614
Intangibles and other assets	-	6,228
Accounts payable	93,183	(238,809)
Deferred income	(637)	643
Accrued expenses	-	-
Net cash used in operating activities	(313,276)	(435,036)

Cash flows from investing activities:
Change in restricted cash	29,900	-
Purchases of property and equipment	-	(14,447)
Net cash used in investing activities	29,900	(14,447)

Cash flows from financing activities:
Proceeds from issuance of notes payable	147,000	25,000
Payments under notes payable	(20,000)	-
Common shares issued for cash	159,812	384,588
Net cash provided by financing activities	286,812	409,588

Net increase (decrease) in cash	3,436	(39,895)
Cash at beginning of period	21,180	56,677
Cash at end of period	$24,616	$16,782

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Common shares issued for conversion of debt	$25,150	$-
Common shares for settlement of debt and accounts payable	-	109,200
Common shares issued for warrant conversion	1,159,115	-
Discount from beneficial conversion feature on debt	-	25,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LEFT BEHIND GAMES INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

Left Behind Games, Inc., a Nevada corporation, conducts all of its operations through its wholly owned subsidiary, Left Behind Games, Inc. d/b/a Inspired Media Entertainment (herein referred to as the “Company,” “LFBG,” “we,” “us,” “our” or similar terms). LFBG was founded on December 31, 2001 and incorporated in the state of Delaware on August 22, 2002 for the purpose of engaging in the business of producing, distributing and selling video games and associated products. We completed the development of our first video game, which was based upon the popular LEFT BEHIND series of novels published by Tyndale House Publishers (“Tyndale”), and as of November 2006, we began commercially selling the video game to retail outlets nationwide.

We hold an exclusive worldwide license (the “License”) from Tyndale to develop, manufacture and distribute video games and related products based on the LEFT BEHIND series of novels published by Tyndale.  Additionally, we have acquired ownership of the Charlie Church Mouse brand from Lifeline Studios and all assets of Cloud9Games, creators of our PRAISE CHAMPION and KING SOLOMON branded games.

BASIS OF PRESENTATION

We have prepared the accompanying unaudited condensed consolidated financial statements in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) including the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Such rules and regulations allow us to condense and omit certain information and footnote disclosures normally included in audited financial statements prepared in accordance with accounting principles generally accepted in the United States of America. We believe these unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal, recurring adjustments) that are necessary for a fair presentation of our consolidated financial position and consolidated results of operations for the periods presented. The information included in this Form 10-Q should be read in conjunction with the condensed consolidated financial statements and notes thereto included in our Form 10-K for the year ended March 31, 2011. The interim unaudited consolidated financial information contained in this filing is not necessarily indicative of the results to be expected for any other interim period or for the full year ending March 31, 2012.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the current period presentation.

RESTRICTED CASH

Restricted cash at March 31, 2011 was comprised of $30,000 that we had deposited into an escrow account with a law firm.  We agreed to hold these funds in escrow as support for future compensation as a condition to hiring a key game developer.  We used those funds to pay that key game developer in the three months ended June 30, 2011 and the restricted cash balance at June 30, 2011 was $100.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of LBG as a going concern. We have started generating revenue but have incurred net losses of $1,150,025 during the three months ending June 30, 2011 and had an accumulated deficit of $72,020,194 at June 30, 2011. In addition, we used cash in our operations of $313,276 during the three months ending June 30, 2011.

We plan to continue to control and reduce costs where necessary while focusing on the expansion of our product line on more consumer platforms to expand our business. Management plans to continue to raise additional capital in fiscal 2012 to fund ongoing business operations and potential business combinations.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and to repay the liabilities arising from normal business operations when they come due. We plan to continue to provide for our capital requirements by issuing additional equity securities. No assurance can be given that additional capital will be available when required or on terms acceptable to us. We also cannot give assurance that we will achieve significant revenues in the future. The outcome of these matters cannot be predicted at this time and there are no assurances that if achieved, we will have sufficient funds to execute our business plan or generate positive operating results.

These matters, among others, raise substantial doubt about the ability of LBG to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

We had a working capital deficit at June 30, 2011 of $1,854,791.

NOTE 3 - INVENTORIES

Inventories consisted of the following:

	June 30, 2011	March 31, 2010
Raw Materials	$19,678	$21,237
Finished Goods	336,345	333,885
Subtotal	356,023	355,122
Less: reserve for obsolescence	(50,643)	(50,643)
Total Inventories, net of reserve	$305,380	$304,479

NOTE 4 - STOCKHOLDERS’ EQUITY

Common Stock

We are authorized to issue 10,000,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock are entitled to one vote per share of common stock held and have equal rights to receive dividends when, and if, declared by our Board of Directors, out of funds legally available therefore, subject to the preference of any holders of preferred stock. In the event of liquidation, holders of common stock are entitled to share ratably in the net assets available for distribution to stockholders, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights.

During the three months ending June 30, 2011, we issued the following:

(1)  292,788,248 shares of common stock to independent third parties for services provided, valued at $254,100.

(2)  471,814,805 shares of common stock to accredited investors for cash proceeds of $159,812.

(3)  100,000 shares of common stock to convert outstanding debt and settle accounts payable with a total value of $150.

(4)  400,000,000 shares of common stock were issued under conversions of $25,000 of convertible notes originally issued for services with during fiscal 2011.

(5)  1,159,115,152 shares of common stock under warrant exercises at an average strike price of $0.0000509.  The warrants were issued in exchange for contributions to our treasury stock of 5,300,000 shares by the warrant holders.

Of the 1,159,115,152 warrants issued during the June 2011 period, 890,000 warrants were accounted for as compensatory issuances and carried compensation expense of $413,163.  The remaining 269,115,152 warrants were accounted for as a component of stock purchases and carried no compensation expense.

Anti-dilution Rights to Common Stock

In 2004, we entered into an agreement with Charter Financial Holdings, LLC in connection with consulting services. The compensation section of the agreement requires that we issue shares of our common stock to Charter sufficient to ensure that its ownership in us does not fall below one percent (1%) of our outstanding common stock. The result is that for each time we issue or sell stock, we must issue shares equal to one percent of such issuance to Charter Financial Holdings, LLC to maintain their ownership percentage. Charter Financial Holdings, LLC is not required to pay additional consideration for those shares. During the 3 months ended June 30, 2011, we issued Charter Financial Holdings, LLC 35,228,467 shares at a fair market value of $17,614 for legal services.

In addition, during the three months ended June 30, 2011, we issued 70,000,000 shares with a fair value of $42,000 to an investor for no additional consideration.  The entire fair value was recorded to expense during the three months ended June 30, 2011.

NOTE 5 - WARRANTS

A summary of warrant activity during the three months ended June 30, 2011 is presented below:

	Amount	Range of Exercise Price		Weighted Average Exercise Price
Warrants outstanding at March 31, 2011	--		$--	$--
Exercised	(1,159,115,152)		$0.0000509	$0.0000509
Issued	1,159,115,152		$0.0000509	$0.0000509
Cancelled/Expired	--	$
Warrants outstanding at June 30, 2011	--	$		$--
Warrants exercisable at June 30, 2011	--	$		$--

The following outlines the significant weighted average assumptions used to estimate the fair value information presented, with respect to warrants utilizing the Black Scholes option pricing models at, and during the three months ended June 30, 2011:

Risk free interest rate	0.18% - 0.19%
Average expected life	1 year
Expected volatility	195% - 203%
Expected dividends	None

NOTE 6 - NOTES PAYABLE

Notes payable consisted of the following at June 30, 2011:

	Face Amount of		Notes Payable
	Notes Payable	Note Discounts	Net of Discounts
Individual loans	$147,000	$-	$147,000
Convertible debt from services	9,163	-	9,163
2 year convertible notes	24,850	(24,633)	217
Total notes payable	$181,013	$(24,633)	$156,380

In the three months ended June 30, 2011, we repaid one individual loan in the amount of $20,000 and borrowed an additional $147,000 in loans from individuals.  Those loans bear interest at five percent, are unsecured and are due six months from the date of the advance.

During the three months ended June 30, 2011, the holder of the two year convertible note converted $150 in principal into shares of 100,000 shares of common stock.  Additionally, we issued 400,000,000 shares for conversion of $25,000 of convertible debt originally issued for services during fiscal 2011.

At June 30, 2011, we had accrued interest of $9,947.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Guarantees and Indemnities

We have made certain indemnities and guarantees, under which we may be required to make payments to a guaranteed or indemnified party in relation to certain actions or transactions. We indemnify our directors, officers, employees and agents, as permitted under the laws of the State of Delaware. We have also indemnified our consultants, investment bankers, sublicensor and distributors against any liability arising from the performance of their services or license commitment, pursuant to their agreements. In connection with our facility leases, we have indemnified our lessors for certain claims arising from the use of the facility. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments we could be obligated to make. Historically, we have not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

Antidilution Rights for Common Stock

In 2004, we entered into an agreement with Charter Financial Holdings, LLC in connection with consulting services. The compensation section of the agreement requires that we issue shares of our common stock to Charter sufficient to ensure that its ownership in LBG does not fall below one percent (1%) of our outstanding common stock. The result is that for each time we issue or sell stock, we must issue that amount of stock to Charter Financial Holdings, LLC to maintain their ownership percentage. Charter Financial Holdings, LLC is not required to pay additional consideration for those shares. We record the fair value of the additional shares of common stock issued under this provision as consulting expense in the period they are earned.  During fiscal 2011, we issued 35,063,042 shares of common stock with a fair value of $69,998 under this provision.  During fiscal 2011, we issued 16,901,207 shares of common stock with a fair value of $294,879 under this provision.

Employment Agreements

We have entered into employment agreements with of our chief executive officer. This contract provides for minimum annual salaries and is renewable annually. In the event of termination of this employment agreement by LBG without cause, we would be required to pay continuing salary payments for specified periods in accordance with the employment contract. Effective October 2009, our CEO, Troy Lyndon, had chosen not to receive a salary. However, the Board of Directors agreed on February 13, 2011 to provide him a base salary of $5,000 per month on a going-forward basis.

Leases

We operate in a 4,355 square foot sales and distribution facility in Temecula, California under a sublease agreement through October 2011. Its cost is $2,919 per month. Our lease ends each October and is renewable each year for 2 years at a similar lease rate.

Previously, our corporate offices consisted of a 3,500 square foot facility on 29995 Technology Drive in Murrieta, California under a lease agreement through May 2010. Its cost is $7,545 per month, with annual increases of four percent (4%). We abandoned that facility in March 2008 and in a legal settlement, our former landlord applied our $45,270 deposit to resolve the amount owed.

Left Behind License

On October 11, 2002, the publisher of the Left Behind book series granted us an exclusive worldwide license to use the copyrights and trademarks relating to the storyline and content of the books in the Left Behind series of novels for the manufacture and distribution of video game products for personal computers, CD-ROM, DVD, game consoles, and the Internet.

The license requires us to pay royalties based on the gross receipts on all non-electronic products and for electronic products produced for use on personal computer systems, and a smaller percentage of the gross receipts on other console game platform systems. According to the license agreement, within 30 days from the end of each month, the Company shall provide royalties to licensor based upon its agreement for the preceding month. Additionally, the license term of 3 years automatically renews to additional terms in perpetuity.

Charlie Church Mouse License

In July 2007, we obtained an exclusive license to sell three (3) PC games featuring Charlie Church Mouse (“CCM”) to the CBA market from the publisher of the CCM games. The CCM games are educational software programs utilizing Bible stories designed for pre-school, kindergarten and early elementary age children. Under the license, we pay the author a royalty of twenty percent of gross margin collected from our customers. On May 12, 2010, we acquired the entire Charlie Church Mouse brand.

Keys of the Kingdom License

On May 20, 2008, we acquired the publishing and distribution rights to the PC game, Keys of the Kingdom. This new game features brain-teasing dynamics and inspirational scriptures. We agreed to pay the author a royalty of fifteen percent of gross margin collected from our customers.

Integrity Music License

We have a licensing agreement for songs distributed through Integrity Music. According to the license agreement, the term it has acquired is for the life of the product (Praise Champion) and beyond the initial 5,000 unit advance, we shall pay a 10% royalty for all music in each game title which uses the licensed music.

Payroll Taxes

As of June 30, 2011 and March 31, 2011, we owed accrued payroll taxes of $349,474 and $326,294, respectively, to various governmental authorities. This is a significant offense with the US government to which we may face significant penalties and operations could be harmed should the US government wish to enforce its rights to collect the payroll taxes and that our officers and directors, both past and present, are potentially liable for penalties.

Rule 144

We had arrangements with two consultants (see Note 13) which were terminated with an effective date of September 30, 2010. We are evaluating the structure of these consulting agreements to determine whether or not the consulting arrangement complied with the SEC rules & regulations. Accordingly, we have hired legal counsel to evaluate the agreement and request an interpretation from the SEC to ensure that there was no violation of the SEC rules or regulations.

Litigation

We are subject to litigation from time to time in the ordinary course of our business.

We are currently not involved in any other litigation or any pending legal proceedings that we believe could have a material adverse effect on our financial position or results of operations.

NOTE 8 – SUBSEQUENT EVENTS

In July 2011, we issued 35,000,000 share of common stock valued at $14,000 at the closing price to an investor as antidilution protection.

In July 2011, we issued 42,500,000 shares of common stock to accredited investors in exchange for aggregate cash investments of $20,000.  Those investors also exchanged 200,000 shares of common stock in exchange for warrants to purchase 147,142,857 share of common stock at a purchase price of $0.00000125 per share.

 In July 2011, we issued 2,777,778 shares of common stock to an independent third party for services provided, valued at $2,500.

On August 5, 2011, we issued to certain of our legal advisors warrants to purchase 500,000,000 shares of common stock at a purchase price of $0.0002 per share. On August 12, 2011, one of these legal advisors converted 75,000,000 warrants, via a cashless exercise, into 53,571,428 shares.

On August 9, 2011, we filed an S-8 registration statement to issue 1,000,000,000 shares as part of the Company’s 2011 Stock Incentive Plan and subsequently issued those shares.

On August 22, 2011, we terminated 550,000,000 shares previously issued in the quarter ending June 30, 2011.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Except where otherwise indicated, this Prospectus speaks as of the effective date of the Registration Statement. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

200,000,000

Shares of

Common Stock

LEFT BEHIND GAMES, INC.

PROSPECTUS

                     , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Securities and Exchange Commission Filing Fee	$4.64
Legal Fees and Expenses	$25,000	*
Accounting Fees and Expenses	$5,000	*
Miscellaneous Expenses	$25,000	*
Total	$55,004.64	*

* Estimate

Indemnification of Directors and Officers

The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Under the Nevada Revised Statutes, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Recent Sales of Unregistered Securities

The following sets forth all securities issued by us within the past three years without registration under the Securities Act.  No underwriters or finders were involved in any of the stock issuances and no commissions were paid in connection therewith.

During the fiscal quarter ended December 31, 2008, we issued the following unregistered shares of common stock:

•

An aggregate of 43,233,606 shares of common stock to three independent parties in consideration for investor relations and legal services rendered, valued at $141,340 for an average issuance value of $0.003 per share.

•

An aggregate of 525,000 shares of common stock with a fair value of $1,750, or $0.003 per share, to an employee as compensation for services rendered.

•

An aggregate of 16,301,757 shares of common stock with a value of $7,142, or $0.0004 per share, to three noteholders for settlement of notes payable and accounts payable.

•

An aggregate of 2,163,462 shares of common stock with a value of $0.004 to one vendor to convert $8,100 in accounts payable to equity.

We issued the foregoing shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuances were isolated and did not involve a public offering of securities, no general solicitation was made by the Company or any person acting on its behalf, the securities are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

During the fiscal quarter ended March 31, 2009, we issued the following unregistered shares of common stock:

•

An aggregate of 153,824,000 shares of our common stock to six accredited investors for net proceeds of $84,137 and an average price of $0.0005.

•

An aggregate of 4,721,273 shares of common stock to two independent third parties in consideration for investor relations and legal services provided.

•

An aggregate of 20,312,400 shares of common stock with a value of $25,536, or $0.001, to five noteholders for settlement of notes payable and accounts payable.

•

An aggregate of 22,500,000 shares of common stock with a value of $0.003 to one vendor to convert $72,000 in accounts payable to equity.

We issued the foregoing shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuances were isolated and did not involve a public offering of securities, no general solicitation was made by the Company or any person acting on its behalf, the securities are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

We also issued the following unregistered securities during the fiscal quarter ended March 31, 2009:

•

An aggregate of 150,000 shares of common stock for the conversion of an equivalent number of shares of Series B Preferred Stock.

We issued the foregoing 150,000 shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9)  due to the fact that the preferred stock was exchanged by us with our existing security holders  exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

During the fiscal quarter ended June 30, 2009, we issued the following unregistered shares of common stock:

•

An aggregate of 230,882,742 shares of our common stock to 42 accredited investors for net proceeds of $147,379 and an average price of $0.001.

•

An aggregate of 16,657,845 shares of common stock to three independent third parties in consideration for game development, legal and marketing services provided, valued at $362,775 for an average issuance value of $0.022 per share.

•

An aggregate of 289,087,495 shares of common stock with a value of $718,424, or $0.002, to fifteen noteholders for settlement of notes payable and accounts payable.

We issued the foregoing shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuances were isolated and did not involve a public offering of securities, no general solicitation was made by the Company or any person acting on its behalf, the securities are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

During the fiscal quarter ended September 30, 2009, we issued the following unregistered shares of common stock:

•

An aggregate of 186,462,874 shares of our common stock to 28 accredited investors for net proceeds of $491,627 and an average price of $0.003.

•

An aggregate of 11,226,705 shares of common stock to eight independent third parties in consideration for marketing, investor relations, accounting and legal services provided, valued at $183,754 for an average issuance value of $0.016 per share.

•

An aggregate of 139,223,931 shares of common stock with a value of $1,796,834, or $0.013, to seventeen noteholders for settlement of notes payable and accounts payable.

We issued the foregoing shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuances were isolated and did not involve a public offering of securities, no general solicitation was made by the Company or any person acting on its behalf, the securities are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

During the fiscal quarter ended December 31, 2009, we issued the following unregistered shares of common stock:

•

An aggregate of 78,869,210 shares of our common stock to 23 accredited investors for net proceeds of $428,875 and an average price of $0.005.

•

An aggregate of 5,464,352 shares of common stock to three independent third parties for game development, marketing and legal services provided, valued at $115,999 for an average issuance value of $0.021 per share.

•

An aggregate of 74,004,617 shares of common stock with a value of $2,396,113, or $0.032, to nine noteholders for settlement of notes payable and accounts payable.

•

An aggregate of 65,000,000 shares of common stock to a consultant under convertible note arrangements.

We issued the foregoing shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuances were isolated and did not involve a public offering of securities, no general solicitation was made by the Company or any person acting on its behalf, the securities are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

During the fiscal quarter ended March 31, 2010, we issued the following unregistered shares of common stock:

•

An aggregate of 92,750,171 shares of our common stock to 16 accredited investors for net proceeds of $261,500 and an average price of $0.003.

•

An aggregate of 216,067,752 shares of common stock to eight independent third parties for accounting, marketing and legal services provided, valued at $1,156,681 for an average issuance value of $0.021 per share.

•

9,000,000 shares of common stock with a value of $29,700, or $0.003, to one vendor for settlement of accounts payable.

•

An aggregate of 215,000,000 shares of common stock to two consultants under convertible note arrangements.

We issued the foregoing shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuances were isolated and did not involve a public offering of securities, no general solicitation was made by the Company or any person acting on its behalf, the securities are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

We also issued the following unregistered securities during the fiscal quarter ended March 31, 2010:

•

An aggregate of 40,000 shares of common stock for the conversion of an equivalent number of shares of Series B Preferred Stock.

We issued the foregoing 40,000 shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9)  due to the fact that the preferred stock was exchanged by us with our existing security holders  exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

During the fiscal quarter ended June 30, 2010, we issued the following unregistered shares of common stock:

•

An aggregate of 389,075,988 shares of our common stock to 12 accredited investors for net proceeds of $277,075 and an average price of $0.0007.

•

An aggregate of 86,290,189 shares of common stock to five independent third parties for game development, legal and investor relations services provided, valued at $15,565 for an average issuance value of $0.0048 per share.

•

An aggregate of 10,036,264 shares of common stock with a value of $10,036, or $0.001, to two noteholders for settlement of notes payable.

•

220,000,000 shares of common stock to a consultant under a convertible note arrangement.

We issued the foregoing shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuances were isolated and did not involve a public offering of securities, no general solicitation was made by the Company or any person acting on its behalf, the securities are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

During the fiscal quarter ended September 30, 2010, we issued the following unregistered shares of common stock:

•

An aggregate of 286,389,666 shares of our common stock to 12 accredited investors for net proceeds of $214,857 and an average price of $0.0008.

•

An aggregate of 465,274,957 shares of common stock to 17 independent third parties for game development, legal, accounting and investor relations services provided, valued at $571,103 for an average issuance value of $0.0012 per share.

•

An aggregate of 55,380,572 shares of common stock with a value of $103,117, or $0.0019, to two noteholders for settlement of notes payable.

•

An aggregate of 451,000,000 shares of common stock to two consultants under conversions of convertible note arrangements with a value of $205,938 originally issued for services during fiscal 2011.

We issued the foregoing shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuances were isolated and did not involve a public offering of securities, no general solicitation was made by the Company or any person acting on its behalf, the securities are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

We also issued the following unregistered securities during the fiscal quarter ended September 30, 2010:

•

An aggregate of 340,000 shares of common stock for the conversion of an equivalent number of shares of Series B Preferred Stock.

We issued the foregoing 40,000 shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) due to the fact that the preferred stock was exchanged by us with our existing security holders  exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

During the fiscal quarter ended December 31, 2010, we issued the following unregistered shares of common stock:

•

An aggregate of 131,368,999 shares of our common stock to seven accredited investors for net proceeds of $190,000 and an average price of $0.0014.

•

An aggregate of 7,019,240 shares of common stock to two independent third parties for game development and legal services provided, valued at $29,167 for an average issuance value of $0.0042 per share.

•

An aggregate of 168,953,489 shares of common stock with a value of $433,600, or $0.0026, to five noteholders and vendors for settlement of accounts payable and notes payable.

•

An aggregate of 230,000,000 shares of common stock to two consultants under conversions of convertible note arrangements with a value of $20,000 originally issued for services during fiscal 2011.

We issued the foregoing shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuances were isolated and did not involve a public offering of securities, no general solicitation was made by the Company or any person acting on its behalf, the securities are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

We also issued the following unregistered securities during the fiscal quarter ended December 31, 2010:

•

An aggregate of 2,810,400 shares of common stock to two parties for the conversion of an equivalent number of shares of Series B Preferred Stock.

We issued the foregoing 2,810,400 shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9)  due to the fact that the preferred stock was exchanged by us with our existing security holders  exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

During the fiscal quarter ended March 31, 2011, we issued the following unregistered shares of common stock:

•

An aggregate of 61,714,287 shares of our common stock to four accredited investors for net proceeds of $56,995 and an average price of $0.0009.

•

An aggregate of 70,639,100 shares of common stock to five independent third parties for game development and legal services provided, valued at $156,670 for an average issuance value of $0.0022 per share.

•

An aggregate of 40,900,000 shares of common stock with a value of $47,850, or $0.0012, to two noteholders and vendors for settlement of accounts payable and notes payable.

•

An aggregate of 330,000,000 shares of common stock to two consultants under conversions of convertible note arrangements with a value of $30,000 originally issued for services during fiscal 2011.

We issued the foregoing shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuances were isolated and did not involve a public offering of securities, no general solicitation was made by the Company or any person acting on its behalf, the securities are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

During the fiscal quarter ended June 30, 2011, we issued the following unregistered shares of common stock:

•

An aggregate of 292,788,248 shares of common stock to independent third parties for game development, legal, investor relations and marketing services provided, valued at $254,100 for an average issuance value of $0.001 per share.

•

An aggregate of 471,814,805 shares of common stock to accredited investors for net proceeds of $159,812 and an average price of $0.0003 per share.

•

100,000 shares of common stock to convert outstanding debt and settle accounts payable with one noteholder with a total value of $150, or $0.002 per share.

•

An aggregate of 400,000,000 shares of common stock to two consultants under conversions of $25,000 of convertible notes originally issued for services with during fiscal 2011.

•

1,159,115,152 shares of common stock under warrant exercises at an average strike price of $0.0000509.  The warrants were issued in exchange for contributions to our treasury stock of 5,300,000 shares by the warrant holders.

We issued the foregoing shares of restricted common stock pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuances were isolated and did not involve a public offering of securities, no general solicitation was made by the Company or any person acting on its behalf, the securities are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

EXHIBITS

Exhibit No.	Description:

3.1	Articles of Incorporation dated March 29, 1961 (2)

3.2	Amendment to Articles of Incorporation dated August 20, 1962 (2)

3.3	Amendment to Articles of Incorporation dated October 17, 1977 (2)

3.4	Amendment to Articles of Incorporation dated June 15, 1999 (2)

3.5	Amended and Restated Articles of Incorporation dated January 30, 2004 (2)

3.6	Amendment to Articles of Incorporation dated September 28, 2009 (3)

3.7	Amendment to Articles of Incorporation dated March 28, 2011*

3.8	Bylaws (2)

4.1	Certificate of Designations of Series C Preferred Stock (4)

4.2	Certificate of Designations of Series D Convertible Preferred Stock (4)

5.1	Legal Opinion of Lucosky Brookman LLP *

10.1	Share Exchange Agreement (1)

10.2	Employment Agreement with Troy A. Lyndon (1)

10.3	Addendum dated June 2, 2004 to Employment Agreement with Troy A. Lyndon (1)

10.4	Addendum dated February 1, 2005 to Employment Agreement with Troy A. Lyndon (1)

10.5	Distribution Agreement with COKeM International (2)

10.6	Articles of Merger, effective January 17, 2011, between Left Behind Games Inc., a Washington corporation, and Left Behind Games, Inc., a Nevada corporation

10.7	Equity Purchase Agreement, dated October 6, 2011, by and between the Left Behind Games Inc. and Southridge Partners II LP (as filed as Exhibit 10.1 to the Company’s Form 8-K, filed on October 7, 2011)

10.8

Registration Rights Agreement, dated October 6, 2011, by and between the Left Behind Games Inc. and Southridge Partners II LP (as filed as Exhibit 10.2 to the Company’s Form 8-K, filed on October 7, 2011)

14.1	Code of Ethics for Chief Executive Officer and Senior Financial Officers (2)

23.1	Consent of MaloneBailey LLP *

23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

* filed herewith

(1)

Incorporated by reference from Form 8-K filed on February 10, 2006

(2)

Incorporated by reference from Form 10-SB filed on February 23, 2004

(3)

Incorporated by reference from Form 10-Q for the quarter ended September 30, 2009 filed on November 18, 2009

(4)

Incorporated by reference from Form 8-K filed on September 28, 2009

Undertakings

The Registrant hereby undertakes the following:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, but notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information of the plan of distribution.

For (2) determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a (3) post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged Securities Act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Murrieta, State of California, on October 7, 2011.

LEFT BEHIND GAMES, INC.

By:	/s/ Troy A. Lyndon
Name: Troy A. Lyndon
Title: Chief Executive Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Troy A. Lyndon	Chief Executive Officer and Chairman of	October 7, 2011
Troy A. Lyndon	the Board of Directors

/s/ Richard Knox, Jr.	Director	October 7, 2011
Richard Knox, Jr.

/s/ Richard Knox, Sr.	Director	October 7, 2011
Richard Knox, Sr.